UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

KOHL’S CORPORATION
(Name of Registrant as Specified in Its Charter)

MACELLUM BADGER FUND, LP

MACELLUM BADGER FUND II, LP

MACELLUM ADVISORS, LP

MACELLUM ADVISORS GP, LLC

JONATHAN DUSKIN

GEORGE R. BROKAW

FRANCIS KEN DUANE

PAMELA J. EDWARDS

STACY HAWKINS

JEFFREY A. KANTOR

PERRY M. MANDARINO

CYNTHIA S. MURRAY

KENNETH D. SEIPEL

CRAIG M. YOUNG

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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MACELLUM BADGER FUND, LP

MARCH 18, 2022

Dear Fellow Shareholders:

Macellum Badger Fund, LP, a Delaware limited partnership (together with its affiliates, “Macellum” or “we”), and the other participants in this solicitation are significant shareholders of Kohl’s Corporation, a Wisconsin corporation (“Kohl’s” or the “Company”), who beneficially own, in the aggregate, 6,414,732 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company, constituting approximately 4.99% of the outstanding Common Stock. We are seeking your support at the 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) to elect Macellum’s ten highly-qualified nominees to the Company’s Board of Directors (the “Board”).

Last year, Macellum, together with certain other shareholders, nominated a slate of directors seeking significant Board change. After some engagement, we decided to enter into a settlement agreement with the Company whereby two of our director nominees would join the Board, Margaret Jenkins and Thomas Kingsbury. While we were hopeful that settling our campaign last year would move the Board in the right direction, unfortunately Kohl’s stock price has continued to underperform and has only increased recently following reports that offers have been made by several credible parties to acquire the Company.

The Board’s recent and quick rejection of at least two offers to buy the Company, at a material premium to the then stock price, and the Board’s decision to implement an onerous poison pill, forces us to conclude that the only way for shareholders to realize a reasonable return on their investment is with a majority of the Board refreshed. Therefore, we have nominated a slate of ten highly qualified and capable candidates who will bring fresh perspectives, talented leadership, and a firm commitment to assessing all paths to maximizing value for shareholders. This means evaluating sale opportunities relative to a new strategic, operational, and financial plan for pursuing market share growth and enhanced earnings.

According to the Company’s proxy statement, the terms of thirteen directors currently serving on the Board expire at the 2022 Annual Meeting. This Proxy Statement is only soliciting proxies to elect Macellum’s ten nominees. Accordingly, the enclosed WHITE proxy card does not confer voting power with respect to any of the Company’s director nominees. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications, and other information concerning the Company’s director nominees. Macellum supports the re-election of Ms. Jenkins and Mr. Kingsbury who have been re-nominated for election by the Company. Accordingly, Macellum intends on having a representative attend the 2022 Annual Meeting in person virtually and undertake certain other measures, including obtaining legal proxies, in order to vote FOR all of its ten nominees on the WHITE proxy card and FOR Ms. Jenkins and Mr. Kingsbury on the Company’s proxy card.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE proxy card today. The attached Proxy Statement and the enclosed WHITE proxy card are first being furnished to the shareholders on or about March 21, 2022.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated WHITE proxy card or by voting virtually at the 2022 Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting LLC, which is assisting us, at its address and toll-free number listed below.

Thank you for your support,

/s/ Jonathan Duskin

Macellum Badger Fund, LP
Jonathan Duskin

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of Macellum’s proxy materials,

please contact:

Shareholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

2022 ANNUAL MEETING OF SHAREHOLDERS

OF

KOHL’S CORPORATION

_________________________

PROXY STATEMENT
OF
MACELLUM BADGER FUND, LP
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

Macellum Badger Fund, LP, a Delaware limited partnership (“Macellum Fund” and, together with its affiliates named herein, “Macellum” or “we”), and the other participants in this solicitation are significant shareholders of Kohl’s Corporation, a Wisconsin corporation (“Kohl’s” or the “Company”), who beneficially own, in the aggregate, 6,414,732 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company, constituting approximately 4.99% of the outstanding Common Stock. We believe that the Board of Directors of the Company (the “Board”) must be reconstituted to ensure that the Board takes the necessary steps for the Company’s shareholders to realize the maximum value of their investment. Accordingly, we have nominated and are seeking your support at the Company's 2022 Annual Meeting of Shareholders scheduled to be held virtually on May 11, 2022, beginning at 8:00 a.m., Central Time (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of shareholders held in lieu thereof) (the “2022 Annual Meeting”), to elect ten highly-qualified directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock shareholder value. This Proxy Statement and the enclosed WHITE proxy card are first being furnished to the shareholders on or about March 21, 2022. The 2022 Annual Meeting will be held exclusively online via a live interactive webcast. To participate in the virtual 2022 Annual Meeting, you will need to pre-register in advance. At the 2022 Annual Meeting, you will be asked the following:

1.	To elect Macellum Fund’s ten director nominees, George R. Brokaw, Jonathan Duskin, Francis Ken Duane, Pamela J. Edwards, Stacy Hawkins, Jeffrey A. Kantor, Perry M. Mandarino, Cynthia S. Murray, Kenneth D. Seipel and Craig M. Young (each a “Nominee” and, collectively, the “Nominees”) to hold office until the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) and until their respective successors have been duly elected and qualified in opposition to the Company's director nominees;
2.	To vote, on an advisory basis, on the compensation of the Company’s named executive officers;
3.	To ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm of the Company for the fiscal year ending January 28, 2023; and
4.	To transact such other business, if any, as may properly come before the 2022 Annual Meeting and any adjournment thereof.

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The Company has disclosed that the Annual Meeting will be held exclusively online via a live interactive webcast on the internet. You will not be able to attend the Annual Meeting in person at a physical location. In order to attend the 2022 Annual Meeting, you must pre-register by visiting www.cesonlineservices.com/kss22_vm. According to the Company’s proxy statement, shareholders and/or their designated representatives will need to pre-register by 8:00 a.m. Central Time on May 10, 2022 in order to attend the 2022 Annual Meeting. According to the Company’s proxy statement, shareholders of record and/or their designated representatives will need their Blue proxy card containing their control number available and should follow the instructions thereon to complete their registration request.

The Board is currently composed of fourteen directors. According to the Company’s proxy statement, Frank V. Sica, a current director, will not be standing for re-election and the terms of the remaining thirteen directors currently serving on the Board expire at the 2022 Annual Meeting. Effective immediately upon the close of the 2022 Annual Meeting, the size of the Board will be reduced from fourteen to thirteen directors. This Proxy Statement is only soliciting proxies to elect the Nominees. Accordingly, the enclosed WHITE proxy card does not confer voting power with respect to any of the Company’s director nominees. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications, and other information concerning the Company’s director nominees. Macellum supports the re-election of Ms. Jenkins and Mr. Kingsbury who have been re-nominated for election by the Company. Accordingly, Macellum intends on having a representative attend the 2022 Annual Meeting in person virtually and undertake certain other measures, including obtaining legal proxies, in order to vote FOR all of its ten nominees on the WHITE proxy card and FOR Ms. Jenkins and Mr. Kingsbury on the Company’s Blue proxy card.

The Company has set the close of business on March 7, 2022 as the record date for determining shareholders entitled to notice of and to vote at the 2022 Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is N56 W17000 Ridgewood Drive, Menomonee Falls, WI 53051. Shareholders of record at the close of business on the Record Date will be entitled to vote at the 2022 Annual Meeting. According to the Company, as of the Record Date, there were 128,680,557 shares of Common Stock outstanding and entitled to vote at the 2022 Annual Meeting.

As of the Record Date, Macellum Fund, together with Macellum Badger Fund II, LP, a Delaware limited partnership (“Macellum Fund II”), Macellum Advisors, LP, a Delaware limited partnership (“Macellum Advisors”), Macellum Advisors GP, LLC, a Delaware limited liability company (“Macellum GP”), Jonathan Duskin and each of the other Nominees (each a “Participant” and collectively, the “Participants”), collectively beneficially owned 6,554,732 shares of Common Stock (the “Macellum Group Shares”). We intend to vote the Macellum Group Shares FOR the election of the Nominees, AGAINST the advisory vote on the compensation of the Company’s named executive officers, and FOR the ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2023, as further described herein. In addition, as noted above, Macellum supports the re-election of Ms. Jenkins and Mr. Kingsbury who have been re-nominated for election by the Company, and intends on having a representative attend the 2022 Annual Meeting in person virtually and undertake certain other measures, including obtaining legal proxies, in order to also vote FOR Ms. Jenkins and Mr. Kingsbury on the Company’s Blue proxy card.

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE proxy card today. This Proxy Statement and the enclosed WHITE proxy card are first being mailed to shareholders on or about March 21, 2022.

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THIS SOLICITATION IS BEING MADE BY MACELLUM AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE 2022 ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH MACELLUM IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE 2022 ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

MACELLUM URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING, AND RETURNING THE ENCLOSED WHITE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE 2022 ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE 2022 ANNUAL MEETING OR BY VOTING VIRTUALLY AT THE 2022 ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting—This Proxy Statement and our WHITE proxy card are available at

www.KeepKohlsAccountable.com

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IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. Macellum urges you to sign, date, and return the enclosed WHITE proxy card today to vote FOR the election of the Nominees and in accordance with Macellum’s recommendations on the other proposals on the agenda for the 2022 Annual Meeting.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to Macellum, c/o Saratoga Proxy Consulting LLC (“Saratoga”) in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a WHITE voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions. As a beneficial owner, you may vote the shares virtually at the 2022 Annual Meeting only if you obtain a legal proxy from the broker or bank giving you the rights to vote the shares.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.
•	You may vote your shares virtually at the 2022 Annual Meeting. Even if you plan to attend the 2022 Annual Meeting, we recommend that you submit your WHITE proxy card by mail by the applicable deadline so that your vote will be counted if you later decide not to attend the 2022 Annual Meeting.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the Company’s proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our ten Nominees only on our WHITE proxy card. So please make certain that the latest dated proxy card you return is the WHITE proxy card.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of Macellum’s proxy materials,

please contact:

Shareholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

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BACKGROUND OF THE SOLICITATION

•	From November 2015 through January 2017, Macellum had regular calls with Wesley McDonald, former Senior Executive Vice President and Chief Financial Officer of the Company, to discuss the Company’s business and quarterly results.
•	From May 2019 through November 2020, Macellum had regular calls with Mark Rupe, Vice President of Investor Relations, to discuss the Company’s business and quarterly results. A primary focus of these calls were to try to understand the Company’s deteriorating operating results and how the Company’s initiatives were expected to drive improved results. Macellum also discussed the Company’s strategy and trajectory over the past two CEOs and three CFOs. Macellum repeatedly requested to speak to Michelle Gass, Chief Executive Officer of the Company, but was never given the opportunity.
•	On October 23, 2020, Macellum and certain affiliates of each of Legion Partners, LLC, Ancora Advisors, LLC and 4010 Capital, LLC (collectively, the “Prior Shareholder Group”) entered into a group agreement (the “2021 Group Agreement”), pursuant to which the Prior Shareholder Group agreed to, among other things, work together to enhance shareholder value, including to nominate directors to the Board and solicit proxies for their election at the Company’s 2021 annual meeting of shareholders (the “2021 Annual Meeting”).
•	On December 3, 2020, Macellum had a call with Ms. Timm to discuss the Company’s business. A primary focus of the call was trying to 1) understand the Company’s deteriorating results; 2) how the Company’s new initiatives were different than previous initiatives; and 3) how the Company expected to drive improved results.
•	On December 23, 2020, members of the Prior Shareholder Group sent a letter to the Board to voice their shared concerns regarding the Company’s declining operational performance, and to request a meeting with the Board to discuss such concerns further.
•	On January 6, 2021, representatives from the Prior Shareholder Group met with Peter Boneparth, the Chair of the Company’s Governance and Nominating Committee, Stephanie Streeter, Chair of the Company’s Audit Committee and Mr. Rupe via on a virtual video conference to voice their concern with the Company’s declining returns on invested capital (ROIC), stagnant sales and the lowest operating margin in a decade. Representatives from the Prior Shareholder Group indicated that they would revert with suggestions for how to reverse the decline in operating margin, as well as a list of potential new Board members.
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•	On January 11, 2021, Macellum Fund privately delivered a notice (the “2021 Nomination Notice”) to the Company nominating Marjorie L. Bowen, James T. Corcoran, David A. Duplantis, Jonathan Duskin, Margaret L. Jenkins, Jeffrey A. Kantor, Thomas A. Kingsbury, Margenett Moore-Roberts and Cynthia S. Murray (collectively, the “2021 Original Nominees”) for election to the Board at the 2021 Annual Meeting.
•	Also on January 11, 2021, certain members of the Prior Shareholder Group that were not previously party to the 2021 Group Agreement and the 2021 Original Nominees (other than Mr. Duskin) entered into a Joinder Agreement to the 2021 Group Agreement (the “2021 Joinder Agreement”) pursuant to which they agreed, among other things, to become parties to the 2021 Group Agreement and be bound by the terms and conditions thereof.
•	Also on January 11, 2021, Macellum Fund delivered a supplemental notice to the Company identifying an additional affiliate of 4010 Capital, LLC as an additional entity to the 2021 Nomination Notice. Counsel to the Company confirmed receipt of the 2021 Nomination Notice.
•	On January 12, 2021, Macellum Fund delivered to the Company a demand to inspect its books and records (the “2021 Books and Records Demand”), pursuant to Section 1315 of the New York Business Corporation Law (the “NYBCL”).
•	On January 22, 2021, Macellum and the Company entered into a customary confidentiality agreement with respect to the books and records to be provided to Macellum Fund in connection with the 2021 Books and Records Demand.
•	On February 5, 2021, representatives from the Prior Shareholder Group met with Mr. Boneparth, Ms. Gass, Mr. Rupe and Jonas Prising, a member of the Company’s Board, on a virtual video conference to voice their concern with the Company’s recent performance and their lack of confidence in the Board. The Company representatives indicated they would further discuss the matters raised by the Prior Shareholder Group internally, including the suggestion to replace certain directors on the Board.
•	On February 6, 2021, Mr. Duskin had a call with Peter Boneparth to discuss a potential settlement to avoid a contested election at the 2021 Annual Meeting. Mr. Boneparth offered up to 2 seats for the Prior Shareholder Group. After the Prior Shareholder Group reiterated to Mr. Boneparth, similar to their call on February, 5, 2021, that 2 seats was not a large enough presence on the Board and that the Prior Shareholder Group was interested in filling at least 4 to 5 of the Board’s seats with the 2021 Original Nominees. Mr. Boneparth indicated he would let shareholders weigh in.
•	On February 14, 2021, Macellum Fund sent a letter to the Company (the “2021 Change-in-Control Letter”) to the Board explaining its concerns that following the 2021 Annual Meeting, should the Nominees constitute a majority of the Board, their appointment could trigger certain change in control provisions under certain of the Company’s material contracts and agreements unless they have been certified by the current Board as “continuing directors” in advance of such election. Accordingly, in order to maintain a level playing field, and to allow shareholders to make their voting decisions based solely on the merits, the letter requested written confirmation from the Company that, prior to the 2021 Annual Meeting, the Board will take all necessary steps to use its discretionary authority under such agreements to certify the 2021 Original Nominees as “continuing directors” and otherwise approve of their nomination such that the change in control provisions would not be triggered by the election of the 2021 Original Nominees to serve on the Board. Macellum Fund requested to receive a response from the Company no later than February 22, 2021.
•	On February 17, 2021, the Company announced a new independent director, Robbin Mitchell, would be joining the Board, increasing the then size of the Board from eleven directors to twelve, with a term expiring at the 2021 Annual Meeting.
•	Also, on February 17, 2021, Mr. Duskin had a call with Mr. Boneparth to discuss the 2021 Change-in-Control Letter and whether the Prior Shareholder Group intended to run a control slate. Mr. Duskin indicated that the Prior Shareholder Group had sent the 2021 Change-in-Control Letter in order to preserve its rights. Mr. Duskin further reiterated the Prior Shareholder Group’s desire to fill at least 4 or 5 of the Board’s seats with the 2021 Original Nominees.
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•	On February 18, 2021, the Prior Shareholder Group entered into a Joint Filing and Solicitation Agreement amending and restating the 2021 Group Agreement and 2021 Joinder Agreement (the “2021 Joint Filing and Solicitation Agreement”).
•	On February 19, 2021, Mr. Boneparth called Mr. Duskin to propose that the Prior Shareholder Group enter into a Non-Disclosure Agreement to speak with the Chief Executive Officer and Chief Financial Officer of the Company regarding the Company’s results before being made public. Mr. Duskin indicated he would discuss this with the Prior Shareholder Group but expressed that he did not believe there is more to learn at that point that warrants restrictions from trading.
•	On February 22, 2021, the Company’s counsel responded to the 2021 Change of Control Letter indicating that they are evaluating the request and associated agreements and arrangements.
•	Also on February 22, 2021, the Prior Shareholder Group issued a press release and public letter announcing that they had nominated the 2021 Original Nominees and detailing their concerns with the Board’s oversight of the Company’s poor retail execution and strategy that has led to stagnant sales, declining operating margins and a chronically underperforming stock price. The Prior Shareholder Group also set forth recommendations to improve the Company’s strategy, including changes in merchandising, inventory management, customer engagement and expense rationalization, as well as the potential to unlock $7-8 billion of real estate value trapped on the Company’s balance sheet through sale leaseback transactions.
•	On February 23, 2021, the Prior Shareholder Group filed a preliminary proxy statement with the SEC in connection with the 2021 Annual Meeting.
•	On February 25, 2021, Mr. Boneparth had a call with Mr. Duskin and indicated they would speak again after the release of the Company’s earnings report expected March 2, 2021.
•	On March 2, 2021, the Company issued its Q4 2020 earnings release and an open response letter to the Prior Shareholder Group’s nomination of the 2021 Original Nominees.
•	On March 5, 2021, the Prior Shareholder Group issued a press release responding to the Company’s Q4 2020 earnings release and March 2, 2021 letter. In the press release, the Prior Shareholder Group noted its concerns with the Company’s lackluster fourth quarter earnings and guidance, which were set below 2019 guidance, when guidance had been lowered twice in that year. The Prior Shareholder Group also contended that the absence of sales growth target in the Company’s strategic plan and its decision to reinstate the dividend below pre-pandemic levels contradict the progress the Board was touting.
•	Also on March 5, 2021, the Prior Shareholder Group filed a revised preliminary proxy statement with the SEC with respect to the 2021 Annual Meeting.
•	On March 7, 2021, Mr. Boneparth had a call with Mr. Duskin and repeated the Board’s offer to add up to two new directors to the Board. Mr. Boneparth indicated he would ask Ms. Gass to follow up with Mr. Duskin to try to develop a relationship.
•	On March 8, 2021, Mr. Boneparth indicated to a Macellum party that he would arrange a meeting with Ms. Gass in the near-future, and Mr. Boneparth suggested that a meeting with the Board would be considered after the meeting with Ms. Gass.
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•	On March 11, 2021, the Prior Shareholder Group issued a press release announcing it had filed a revised proxy statement, had reduced its slate of nominees to Steven E. Litt, Margaret L. Jenkins, Jeffrey A. Kantor, Thomas A. Kingsbury and Cynthia S. Murray (the “2021 Nominees”) and had identified five long-serving directors who the Prior Shareholder Group intended to target in the election in order to focus on securing the best Board possible. The press release noted that since the Prior Shareholder Group had nominated the 2021 Nominees in January 2021, its goal had been to have a constructive dialogue around upgrading the Board. When those discussions failed, the Prior Shareholder Group determined to revise its proxy materials to announce a slate that would run in opposition to five of the Company’s then-current directors that it viewed as least qualified to continue serving on the Board.
•	Also on March 11, 2021, the Prior Shareholder Group filed a revised preliminary proxy statement with the SEC in connection with the 2021 Annual Meeting.
•	Also on March 11, 2021, Mr. Duskin had a call with Mr. Boneparth and requested a meeting with Ms. Gass, which has been scheduled for March 16, 2021.
•	On March 15, 2021, the Prior Shareholder Group filed a definitive proxy statement with the SEC in connection with the 2021 Annual Meeting.
•	On March 26, 2021, the Prior Shareholder Group filed a supplement to its definitive proxy statement with the SEC in connection with the 2021 Annual Meeting.
•	On March 31, 2021, Macellum Fund, delivered a supplement to the 2021 Nomination Notice to the Company, supplementing certain ownership information provided in the 2021 Nomination Notice, as required by the Bylaws.
•	Also on March 31, 2021, counsel to the Company contacted counsel to the Prior Shareholder Group concerning potential settlement discussions.
•	Between April 1, 2021 and April 12, 2021, counsel to the Company and counsel to the Prior Shareholder Group engaged in discussions regarding a potential settlement agreement with respect to the Prior Shareholder Group’s nominations for election at the 2021 Annual Meeting.
•	On April 13, 2021, the Company and the Prior Shareholder Group entered into a settlement agreement (the “Settlement Agreement”), pursuant to which the Company expanded the size of the Board from 12 to 15 directors and appointed three new independent directors, consisting of two of the 2021 Nominees, Margaret Jenkins and Thomas Kingsbury, and Christine Day, to fill the newly created vacancies. In connection with the Settlement Agreement, (i) then current director Steven Burd notified the Company that he intended to retire from the Board by no later than August 31, 2021 and (ii) current director Frank Sica notified the Company that he intended to retire and not stand for re-election to the Board at the 2022 Annual Meeting. Under the Settlement Agreement, the Prior Shareholder Group agreed to abide by certain voting commitments, customary standstill obligations, and mutual non-disparagement provisions until thirty (30) days prior to the deadline for the submission of shareholder nominations of directors for the Company’s 2022 Annual Meeting (the “Standstill Period”), or such later date as may be agreed by both the Company and the Prior Shareholder Group.
•	Also on April 13, 2021, the Prior Shareholder Group filed a supplement to its definitive proxy statement with the SEC in connection with the 2021 Annual Meeting, disclosing the Settlement Agreement and that the Prior Shareholder Group had withdrawn its solicitation for the election of the 2021 Nominees.
•	On April 15, 2021, the Prior Shareholder Group filed an amendment to its Schedule 13D disclosing the Settlement Agreement, the termination of the 2021 Joint Filing and Solicitation Agreement and the termination of the Prior Shareholder Group.
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•	On May 21, 2021, representatives of Macellum participated in a telephone call with Mr. Boneparth to discuss the Company’s 2021 first quarter earnings results.
•	On June 1, 2021, representatives of Macellum participated in a telephone call with Ms. Gass, Ms. Timm and Mr. Rupe to discuss the Company and its operational performance.
•	On July 19, 2021, representatives of Macellum had a lunch meeting with Mr. Boneparth to discuss the Company’s operational performance.
•	On August 11, 2021, the Company filed a current report on Form 8-K disclosing that Mr. Burd will retire from the Board effective as of August 31, 2021.
•	On August 23, 2021, representatives of Macellum participated in a private telephone call with Ms. Gass, Ms. Timm and Mr. Rupe to discuss the Company and its operational performance and share price decline.
•	On September 9, 2021, representatives of Macellum participated in a private telephone call Mr. Boneparth to discuss the Company’s 2021 second quarter earnings results.
•	On September 22, 2021, representatives of Macellum participated in a private telephone call with Messrs. Sica and Rupe, and directors Mr. Michael Bender and Mr. John E. Schlifske to discuss the Company’s current strategies and operational performance.
•	On October 6, 2021, representatives of Macellum participated in a private telephone call with Ms. Timm and Mr. Rupe to discuss the increasing supply chain issues related to the COVID-19 pandemic. Ms. Timm and Mr. Rupe indicated that they were aware of and getting ahead of the issues.
•	On November 10, 2021, representatives of Macellum gave a presentation to the entire Board on a private telephone call, the presentation detailed their analysis of the Company’s under performance over the course of 2021, its low valuation and urged the Board to consider meaningful operational and strategic changes to the business. After the conclusion of the presentation, none of the members of the Board asked any questions or gave any comments or engaged with the material.
•	On November 22, 2021, representatives of Macellum participated in a private telephone call with Ms. Gass, Ms. Timm and Mr. Rupe to discuss the Company’s 2021 third quarter earnings results.
•	On December 6, 2021, representatives of Macellum participated in a private telephone call with Mr. Boneparth, during which Mr. Boneparth expressed no need for implementing improvements or changes to the Company’s business operations.
•	On January 6, 2022, representatives of Macellum participated in a private telephone call with Mr. Boneparth, during which Macellum noted that the Standstill Period would be expiring soon and Mr. Boneparth stated that the Company was not interested in adding any new directors to the Board.
•	On January 12, 2022, the Standstill Period expired.
•	Also on January 12, 2022, representatives of Macellum had a telephone call with Mr. Boneparth, during which Macellum advised Mr. Boneparth that the Standstill Period had expired and Mr. Boneparth reiterated his view that additional changes at KSS were not needed and the Company had no willingness to add any new directors to the Board.
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•	On January 13, 2022, representatives of Macellum participated in a telephone call with Ms. Gass during which Macellum requested shareholder representation on the Board and expressed its view that the Company should hire an independent bank to explore strategic options.
•	On January 14, 2022, counsel to Macellum and counsel to the Company participated in a call on which counsel to the Company proposed that Macellum enter into a confidentiality agreement containing substantially similar standstill provision to those contained in the Settlement Agreement for a period of approximately two months in order for Macellum to receive a preview of the Company’s next quarterly earnings results and investor day materials.
•	Also on January 14, 2022, counsel to Macellum responded to counsel to the Company via email that Macellum cannot agree to effectively extend the Standstill Period – notably over the period the deadline to nominate candidates to the Board would pass – and forego their rights as shareholders to speak publicly to their fellow shareholders and nominate candidates to the Board. Counsel to Macellum indicated that Macellum would be willing to enter into a confidentiality agreement to protect the Company’s material non-public information it would receive but could not agree to the attendant standstill provisions.
•	On January 16, 2022, counsel to the Company responded to counsel to Macellum via email that the proposed confidentiality agreement would not limit Macellum’s ability to privately submit a nomination notice and privately prepare for a proxy solicitation. Counsel to the Company never sent a draft confidentiality agreement.
•	On January 18, 2022, Macellum issued a press release and open letter to the Company’s shareholders (the “January 18 Press Release”). The January 18 Press Release detailed Macellum’s view that the Board had failed to implement necessary operational, financial and strategic improvements since the prior settlement, resulting in a 22% share price decline to date, urged the Board to explore strategic alternatives and announced its intention to nominate a slate of director candidates for election at the 2022 Annual Meeting if the status quo persists.
•	Also on January 18, 2022, representatives of Macellum participated in a telephone call with Ms. Gass where Macellum expressed that it was disappointed by the Company’s lack of meaningful improvement since the Settlement Agreement and referred Ms. Gass to the January 18 Press Release.
•	Also on January 18, 2022, the Company issued a press release stating that the Board refused to be “distracted” by Macellum’s suggestions of a comprehensive strategic review and that the existence of potential acquirers was “unfounded speculation.”
•	On January 21, 2022, the Wall Street Journal published an article that a group led by Acacia Research Corp., an entity controlled by Starboard Value LP, had offered to buy KSS for $64 per share in cash, an offer equaling approximately $9 billion.
•	On January 23, 2022, multiple news sources reported that Sycamore Partners was preparing to make an offer to purchase KSS for $65 per share in cash.
•	On January 24, 2022, the Company issued a press release confirming that it had received letters expressing interest in acquiring the Company.
•	On January 25, 2022, Macellum issued a press release and open letter to the Board demanding that the Board immediately appoint a shareholder representative to the Board to support a credible review of strategic alternatives, as Macellum did not have faith in the current Board to run a strategic process on its own, nor did it believe the Board was capable of objectively evaluating possible bids relative to its historically optimistic assessments of management’s plan. The open letter also expressed Macellum’s dismay at the Board’s dismissive response to their repeated suggestions to initiate a strategic review process, when less than a week later the Company publicly confirmed the receipt of multiple letters expressing interest, confirming Macellum’s belief that interested purchasers existed.
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•	On February 4, 2022, the Company issued a press release that the Board had determined that the current expressions of interest that it had received “do not adequately reflect the Company’s value” and announced the adoption of a shareholder rights plan (the “Poison Pill”).
•	Also on February 4, 2022, the Company filed a current report on Form 8-K attaching a copy of the Poison Pill.
•	Also on February 4, 2022, Macellum issued a press release expressing its disappointment in the Company’s seemingly mismanaged and hasty rejections of the indications of interest – which occurred just two weeks after outreach from the potential acquirers – and adoption of a two-tiered shareholder rights plan that seemed designed to chill a normal-course sales process. In the press release, Macellum expressed its doubts that interested parties were given adequate consideration or access to management, data rooms and the type of information required to inform upward adjustments to bids. Macellum noted that even if some shareholders want the Board to compare sale opportunities to management’s go-forward strategy, it feared that the Company’s actions and statements demonstrate a lack of impartiality and strategic thinking in the boardroom. Macellum further stated
•	On February 10, 2022, Macellum Fund delivered a notice (the “2022 Nomination Notice”) to the Company nominating the Nominees for election to the Board at the 2022 Annual Meeting.
•	Also on February 10, 2022, Macellum issued a press release and open letter to the Company’s shareholders announcing that it had nominated a slate of ten highly qualified independent candidates for election to the Board at the 2022 Annual Meeting. The open letter detailed Macellum’s views that in light of the Board’s recent actions, namely hastily rejecting the recent expressions of interest to acquire the Company and adopting the onerous Poison Pill, the Board must be reconstituted with members who have the objectivity and skills required to fully assess all paths to maximizing value for all shareholders. Macellum also detailed its concerns with the Poison Pill noting that it prevents a potential acquirer from bringing an offer directly to shareholders without risking substantial dilution. Macellum noted that simply announcing an intent to commence a tender offer (as opposed to consummating one) triggers the distribution of rights. Macellum also noted that while the Board may claim it has built in a “qualified offer” exception, the numerous requirements to be deemed a “qualified offer” all but ensure that no unsolicited offer will ever be made. The requirements include that an offer must be fully-financed with committed capital, not subject to any due diligence and not arbitrarily deemed “inadequate” by the Company’s retained investment bank. Macellum added that to add insult to injury, the Board has also not committed to submitting the pill for shareholder approval, despite having an opportunity to do so at the 2022 Annual Meeting.
•	Also on February 10, 2022, Macellum Fund delivered to the Company a demand to inspect its books and records (the “2022 Books and Records Demand”), pursuant to Section 1315 of the NYBCL.
•	Also on February 10, 2022, the Company issued a press release confirming receipt of the 2022 Nomination Notice and reaffirming its commitment to its current execution strategy.
•	Also on February 10, 2022, the Company delivered a copy of its directors’ and officers’ questionnaire (the “KSS Questionnaire”) and requested that each Nominee complete and return a KSS Questionnaire.
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•	On February 14, 2022, counsel to Macellum sent a letter to counsel to the Company (the “Universal Proxy Request”) requesting that the Company consent to the use of a universal proxy card for the 2022 Annual Meeting, that is, listing all director candidates duly-nominated by Macellum Fund and the Company on both Macellum’s and the Company’s proxy cards. Given that the SEC announced amendments to the federal proxy rules to require the use of universal proxy cards in all contested director elections occurring after August 31, 2022 (the “New Proxy Rules”), just a few months after the 2022 Annual Meeting, Macellum argued that it would be best corporate governance practices for the Company to use a universal proxy card at the 2022 Annual Meeting and would encourage shareholder enfranchisement. Macellum Fund requested to receive a response from the Company no later than February 18, 2022.
•	Also on February 14, 2022, Macellum Fund sent a letter to the Company (the “2022 Change-in-Control Letter”) to the Board explaining its concerns that following the 2022 Annual Meeting, should the Nominees constitute a majority of the Board, their appointment could trigger certain change in control provisions under certain of the Company’s material contracts and agreements unless they have been certified by the current Board as “continuing directors” in advance of such election. Accordingly, in order to maintain a level playing field, and to allow shareholders to make their voting decisions based solely on the merits, the letter requested written confirmation from the Company that, prior to the 2022 Annual Meeting, the Board will take all necessary steps to use its discretionary authority under such agreements to certify the Nominees as “continuing directors” and otherwise approve of their nomination such that the change in control provisions would not be triggered by the election of the 2022 Nominees to serve on the Board. Macellum Fund requested to receive a response from the Company no later than February 18, 2022.
•	On February 16, 2022, counsel to the Company delivered to counsel to Macellum a draft confidentiality agreement with respect to the 2022 Books and Records Demand. Counsel to Macellum responded with comments to the confidentiality agreement on February 17, 2022.
•	Also on February 16, 2022, counsel to Macellum delivered to counsel to the Company a completed and executed copy of the KSS Questionnaire for each Nominee.
•

On February 17, 2022, counsel to the Company delivered a letter to counsel to Macellum requesting additional information with respect to the 2022 Nomination Notice. Macellum is reviewing the letter with its counsel and intends to respond in due course.

•	On February 18, 2022, Macellum filed a preliminary proxy statement.
•	On February 22, 2022, Macellum launched a website, www.KeepKohlsAccountable.com, to communicate with the Company’s shareholders regarding the Annual Meeting.
•	Also on February 22, 2022, George R. Brokaw delivered a supplement to his KSS Questionnaire to the Company.

•	On February 23, 2022, counsel to Macellum delivered a letter to counsel to the Company responding to their February 17th letter.
•	On February 24, 2022, Macellum issued a press release highlighting the Company’s pattern of anti-shareholder actions and poor governance, including the adoption of the Poison Pill and the Company’s failure to respond to the Universal Proxy Request to date.
•	Also on February 24, 2022, Macellum and the Company entered into a customary confidentiality agreement with respect to the books and records to be provided to Macellum Fund in connection with the 2022 Books and Records Demand.
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•	On March 2, 2022, representatives of the Company held an earnings call to share the Company’s fourth quarter and year-end results.
•	Also on March 2, 2022, Macellum participated in a telephone call with Mses. Gass and Timm and Mr. Rupe to discuss the Company’s 2021 fourth quarter earnings results. Macellum echoed its frustration about the sale process and expressed its view that the Company’s results were disappointing, especially its performance against the Company’s peers. Furthermore, Macellum voiced its frustration with respect to the Company’s failure to share more tangible figures about the increase in capital expenditures and Sephora’s cost and return. Macellum also expressed its concerns with the Company’s lack of communication about its increased inventory investment.
•	On March 4, 2022, Macellum issued a press release highlighting its concerns with the Company’s strategy ahead of the Company’s analyst day scheduled for March 7, 2022. The press release included seven key questions for Kohl’s management, including, among others, how does Kohl’s expect to increase gross margins over time, what plan, if any, is in place to increase inventory turnover, and why has Kohl’s failed to address its significant real estate opportunity.
•	On March 7, 2022, Kohl’s held its analyst day.
•	Also on March 7, 2022, the Company filed a preliminary proxy statement. Notably, the Company’s preliminary proxy statement attached its own proxy card, thereby confirming our suspicions that the Company is rejecting our Universal Proxy Request.
•	On March 10, 2022, Macellum filed a revised preliminary proxy statement.
•	On March 11, 2022, Macellum Fund delivered a supplement to the 2022 Nomination Notice (the “Record Date Supplement”) to the Company, updating the information set forth in the 2022 Nomination Notice as of the Record Date as required under the Bylaws.
•	On March 17, 2022, the Company filed a definitive proxy statement.
•	On March 18, 2022, Macellum filed this definitive proxy statement.
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 REASONS FOR THE SOLICITATION

We Believe the Time for Material Change is Now

Another Wasted Year

We do not often get the benefit of hindsight. However, today at Kohl’s, we do.

Last year, Macellum, together with certain other stockholders, nominated a slate of directors and ran a campaign seeking significant Board change due to Kohl’s long term underperformance. We highlighted what we felt was the Board’s material mismanagement of the Company and inability to create value. While we were hopeful that settling our campaign last year for the addition of two of our director nominees would move the Board in the right direction, Kohl’s has continued to underperform against its retail peers,1 the industry and relevant indices as detailed below, demonstrating to us that significantly more Board change is needed.

Despite numerous initiatives that management claimed to have successfully implemented from their October 2020 analyst day, the Company continues to have deficiencies in its operations and strategy that are causing it to lose market share and trail its retail peers’ profit growth. The Company also has a sub-optimized balance sheet with between $7 billion to $8 billion of owned real estate sitting idle. Further, we were initially content to run a minority slate this year to add further retail expertise and a shareholder representative to the Board to supplement our prior two director recommendations. However, the incumbent Board’s recent rejection of at least two offers to buy the Company, at a material premium to the then stock price, and the Board’s decision to implement an onerous poison pill, forces us to conclude that the only way for shareholders to realize a reasonable return on their investment is with a majority of the directors refreshed. We believe this Board is entrenched and self-serving and can no longer be trusted to act in shareholders’ best interests.

The Board Has Overseen Long-Term Stock Price Underperformance

The Company’s stock price has underperformance relative to its proxy peers, the Russell 2000 Index and the S&P 500 Index, over multiple time periods.

Exhibit 1: Total Shareholder Returns

Source: Bloomberg LP (As of 01/14/2022, the day before unsolicited offers to acquire Kohl’s were publicly reported).

1 As used throughout, “retail peers” or “retail peer group” refers to AEO, BBBY, BKE, BURL, CTRN, DDS, DKS, GPS, HIBB, JWN, M, PLCE, ROST, TGT, TJX, URBN, WSM. 2 As used throughout, “compensation peers” or “compensation peer group” refers to BBBY, GPS, M, JWN, ROST, TJX.

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As the tables below exhibit, Kohl’s trades at one of the worst valuations compared to its retail peers and has experienced meaningful valuation contraction vs its retail peers since before the pandemic started.

Exhibit 2: Current Valuation

Source: Bloomberg LP (As of 01/14/2022, the day before unsolicited offers to acquire Kohl’s were reported). Removed BBBY from the compensation and retail peer groups for P/E FY 2021 Est., due to significant restructuring in earnings in recent years.

Exhibit 3: Change to Valuation Over Time

Source: Bloomberg LP (As of 01/14/2022, the day before unsolicited offers to acquire Kohl’s were reported).

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The Board Oversaw Another Year of Market Share Loss and Underperformance

Emerging from the pandemic provided a unique window into consumer behavior. As stores reopened, we were able to see what preferences consumers had when shopping. The Company’s sales performance was among the worst within its retail peer group, which experienced meaningful growth above its 2019 sales levels. Our research suggests that a major contributor to the Company’s poor sales performance was a lack of developing the right assortment and value proposition to resonate with customer. Despite highlighting the many initiatives at Management’s October 2020 analyst day and all of management’s enthusiastic claims regarding the Company’s tailwinds and positioning, Kohl’s is losing meaningful market share to other retailers as shown in the table below. Until the Company’s core assortment and price/value equation are addressed, we do not see how the Company can ignite and sustain material revenue growth.

Exhibit 4: Kohl’s' Revenue Growth vs. 2019 Levels – Significantly Underperforming

Source: Bloomberg LP; Company SEC Filings (As of 03/09/2022). M & BBBY growth vs.19 represent comparable store sales growth due to significant store closings.

While the Board and management will claim that they have delivered record results, shareholders should not be blind to the average earnings growth of the Company’s retail peers. Unfortunately, despite delivering earnings improvement from 2019, Kohl’s has still underperformed its retail peers in terms of gains. The Company’s EBITDA is up 18% since 2019, while its retail peers' average is up 86%. The difference is even worse when we take fourth quarter 2021 guidance into account. On that basis, the Company’s EBITDA is down 5% vs. its retail peers' average increase of 38%. The Company’s gross margins have similarly lagged gains experienced by its retail peers.

Exhibit 5: Kohl’s' EBITDA Growth vs. 2019 – Significantly Underperforming

Source: Bloomberg LP; Company SEC Filings (As of 03/09/2022).

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Exhibit 6: Kohl’s' Gross Margin Basis Point Change vs. 2019 – Significantly Underperforming

Source: Bloomberg LP; Company SEC Filings (As of 03/09/2022).

The Board Has Overseen Long Term Sales Underperformance and Market Share Loss as Well as Sub-Par Profit Expansion

Kohl’s generated $18.5 billion in net sales in 2021, less than the $18.8 billion reported for 2011, ten years earlier. In contrast, the “clothing and clothing accessory store” industry (the “Clothing Industry”) as reported by the US Census Bureau in the Annual Retail Trade Survey, grew approximately 33% in net sales from 2011 to 2021. We have used this wider industry group to measure retail clothing industry growth because we believe it represents the broadest and most appropriate measurement of apparel retail sales in the United States available to judge Kohl’s against. In addition, the average Comparable Sales of the Retail Peer Group over the same period grew 42% compared to Kohl’s decline of 1%.

Exhibit 7: Annual Comparable Sales

Source: Bloomberg LP; Company SEC Filings (As of 03/09/2022). Removed BBBY from retail & compensation peer group due to significant restructuring in recent years.

Notes: 4: Represents compounding same-store sales change FY 2011 – FY 2021.

*: 2020 and 2021 Annual Comparable Sales Growth is estimated using revenue growth, given companies did not report comparable sales due to the COIVD-19 pandemic.

This underperformance is particularly troubling given the large number of competitive store closures and bankruptcies that the Clothing Industry experienced during this time period. We estimate that from 2015 to 2019, key competitors of the Company (including Kmart/Sears, Bon Ton, Macy’s, JCPenney and Dillard’s) lost more than $12 billion in sales that could have accrued to Kohl’s.

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Unfortunately, EBIT has also materially underperformed peers and sales trends. As illustrated in the tables below, Kohl’s EBIT from 2011 to 2021 has declined 22%. Even more concerning, EBIT has underperformed its Retail Peer average by 128%.

Exhibit 8: Kohl’s' EBIT Growth – Significantly Underperforming

Source: Bloomberg LP; Company SEC Filings (As of 03/09/2022). Removed BBBY from retail & compensation peer group due to significant restructuring in recent years.

We Believe the Board Has a Poor History of Capital Allocation

Despite spending over $7 billion in capital expenditures since 2011, Kohl’s EBIT has declined 22%.

Exhibit 9: Kohl’s' Increasing Cumulative CapEx expenditure vs. Annual EBIT Generated

Source: Bloomberg LP; Company SEC Filings.

We Believe the Board Has Failed to Optimize the Balance Sheet

We believe that the Board has failed to capitalize on a significant opportunity to create value. According to our estimates, Kohl’s owns $7-8 billion in non-core, non-earning real estate assets. This value is trapped on the balance sheet, creating no shareholder value. We believe proceeds from a material real estate sale could be used in a significantly accretive share repurchase.

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Exhibit 10: Kohl’s Owned Real Estate

Source: Company SEC Filings, property records and Macellum estimates for price per square foot based on industry experts. Market values based on price per square foot estimates.

We Believe the Board Lacks Alignment with Shareholders

We believe that the Board has approved a poorly designed executive compensation program that insufficiently ties rewards to performance. In 2010, Kohl’s top 5 executives earned $21 million in total compensation when sales were $18.4 billion and operating income was $2.1 billion. Fast-forward to 2019, sales have increased slightly, to just under $19 billion, but operating income had declined by ~42%, to $1.2 billion. While one may think that such weak results should justify lower executive pay, compensation for the top 5 executives instead increased to $30 million in 2019.

This lack of alignment continues – as discussed in the Company’s 2021 proxy statement, despite the COVID-19 pandemic, store closings and the rampant furlough of employees, the total summary compensation table (SCT) pay for Ms. Gass as CEO in 2020 was the highest of her tenure, increasing from $8.98 mm in 2019 to $12.86 mm in 2020—an incredible increase of ~43%. In fact, the pay ratio between Ms. Gass and the median employee increased to 1,098:1 in 2020 from 923:1 in 2019. All of this in a year where Kohl’s has asked its employees and shareholders to weather the brunt of the pandemic. Based on the Company's 2022 proxy statement, this trend is only continuing, as Ms. Gass’ annual total compensation for fiscal 2021 was $12,924,834 and the pay ratio between Ms. Gass and the median employee was 1,084:1.

This seems to be made possible by a compensation agreement, approved by a Board, that sets the target sales and income increasingly lower for executives to achieve a bonus. As illustrated in the table below, both the 2017 and 2018 long-term incentive plan (LTIP) goals set by the Board for ensuing 3 years, provided target bonuses (100% of target level) with lower average annual sales and lower average annual adjusted net income. Lastly, the Company’s 2020 proxy statement discloses that the Compensation Committee retroactively modified the calculation of the LTIP goals set by the Board in 2018 for fiscal years 2018-2020 by moving from a three-year cumulative measurement period to a three-year average measurement period. By making these adjustments, Kohl’s management was able to “meet” their financial goals and receive a payout of ~83.5%, when under the original LTIP goals and methodology set by the Board in 2018, management would not have received a payout.

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Exhibit 11: Kohl’s Long-Term Incentive Plan

Source: Company SEC Filings.

We believe the Board must be held accountable for constructing a compensation plan which has systematically provided compensation rewards for lower sales and income.

OUR VISION FOR VALUE CREATION WITH A REFRESHED BOARD

With a majority of new directors on the Board that includes sector expertise, merger and acquisitions experience and shareholder perspectives, we believe Kohl’s can realize significant shareholder value creation. We intend on voting in favor of the re-election of Margaret Jenkins and Thomas Kingsbury who were appointed last year through a settlement agreement with us and urge all shareholders to support their re-nomination. If elected, our Nominees will work with the remaining members of the Board and bring fresh viewpoints and open minds to the Board. They will also bring a firm commitment to assessing all paths to maximizing value for shareholders. This means evaluating sale opportunities relative to a new strategic, operational, and financial plan for pursuing market share growth and enhanced earnings. After more than two decades of stagnation at Kohl’s, it is long past time for a reconstituted Board to have an opportunity to pursue superior value.

Motion is not action. Flailing from one failed or poorly executed initiative to another is subterfuge. The Company’s shareholders lost another year of what could have been material progress in the underlying business. Not again. More change is needed in the boardroom if Kohl’s is to achieve its full potential.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of fourteen directors. According to the Company’s proxy statement, Mr. Sica, a current director, will not be standing for re-election at the 2022 Annual Meeting and the terms of the remaining thirteen directors will expire at the 2022 Annual Meeting. Effective immediately upon the close of the 2022 Annual Meeting, the size of the Board will be reduced from fourteen to thirteen directors. Macellum Fund has nominated ten independent, highly-qualified Nominees for election to the Board to replace ten incumbent directors.

If all our Nominees are elected, they will constitute a majority of the Board. If elected, our Nominees, subject to their fiduciary duties as directors, will seek to work with the other members of the Board to assess all paths to maximizing value for shareholders. This means evaluating sale opportunities relative to a new strategic, operational, and financial plan for pursuing market share growth and enhanced earnings. While we have confidence that the Nominees’ plans for Kohl’s will put the Company on the right path towards substantial shareholder value creation, there can be no assurance that the implementation of any such plan will ultimately enhance shareholder value. In the event that the Nominees comprise less than a majority of the Board following the 2022 Annual Meeting, there can be no assurance that any actions or changes proposed by the Nominees will be adopted or supported by the full Board.

We are soliciting proxies to elect only our ten Nominees. Accordingly, the enclosed WHITE proxy card may only be voted for the Nominees and does not confer voting power with respect to any of the Company’s director nominees. Shareholders who return the WHITE proxy card will only be able to vote for our ten Nominees, and will not have the opportunity to vote for any of the Company’s director nominees for any of the seats up for election at the 2022 Annual Meeting. Macellum supports the re-election of Ms. Jenkins and Mr. Kingsbury who have been re-nominated for election by the Company. Accordingly, Macellum intends on having a representative attend the 2022 Annual Meeting in person virtually and undertake certain other measures, including obtaining legal proxies, in order to vote FOR all of its ten nominees on the WHITE proxy card and FOR Ms. Jenkins and Mr. Kingsbury on the Company’s Blue proxy card.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Nominees. All of the Nominees are citizens of the United States.

George R. Brokaw, age 54, has been managing his private investments through several private investment entities, since October 2013. Previously, Mr. Brokaw served as Managing Director of the Highbridge Growth Equity Fund at Highbridge Principal Strategies, LLC (“Highbridge”), from 2012 to 2013. Prior to joining Highbridge, Mr. Brokaw was a Managing Director and Head of Private Equity at Perry Capital, L.L.C. (“Perry”), from 2005 to 2011. Prior to joining Perry, Mr. Brokaw was Managing Director (Mergers & Acquisitions) of Lazard Frères & Co. LLC, from 1996 to 2005. Mr. Brokaw currently serves on the board of directors of each of DISH Network Corporation (NASDAQ: DISH), since 2013, where he currently serves as Chair of the Compensation Committee; Alico, Inc. (NASDAQ: ALCO), since 2013, where he currently serves as Chairman of its board of directors, since February 2022; and CTO Realty Growth, Inc. (NYSE: CTO) (f/k/a Consolidated-Tomoka Land Co.), since October 2018, where he currently serves as Vice-Chair of the Board and Chair of the Audit Committee. Previously, Mr. Brokaw served on the board of directors and Audit Committee of Modern Media Acquisition Corporation (NASDAQ: MMDM), a special purpose acquisition company focused on the media and entertainment industries, from March 2017 to August 2019. Mr. Brokaw has served on the board of directors of ARCM Master Fund IV Ltd, an investment vehicle of Asia Research & Capital Management Limited, which is a privately owned asset management firm, since February 2019. Mr. Brokaw has also served on the board of directors of the French-American Foundation, a privately funded, non-governmental organization established to promote bilateral relations between France and the U.S., since April 2018. Over the course of his career Mr. Brokaw has served on the boards of directors of several public and private companies. Mr. Brokaw received a B.A. from Yale University and a J.D./M.B.A. from the University of Virginia.

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We believe that Mr. Brokaw’s extensive M&A experience as well as his 25+ years of experience in financial industry will make him a valuable addition to the Board.

Jonathan Duskin, age 54, has served as Chief Executive Officer of Macellum Capital Management, LLC, a Delaware limited liability company (“Macellum Capital”), which operates a New York-based pooled investment fund, since July 2009, and as the sole member of Macellum Advisors GP, LLC which is the general partner of Macellum Capital and the Nominating Shareholder, since September 2011. From January 2005 to February 2008, Mr. Duskin served as a Managing Director and Partner at Prentice Capital Management, LP, an investment management firm. From March 2002 to January 2005, Mr. Duskin was a Managing Director at S.A.C. Capital Associates LLC, a New York-based hedge fund. From January 1998 to January 2002, Mr. Duskin was a Managing Director at Lehman Brothers Inc., an investment bank, and served as Head of Product Management and Chairman of the Investment Policy Committee within the Research Department. Mr. Duskin has served on the board of directors of Citi Trends, Inc. (NASDAQ: CTRN), a retail clothing chain selling discounted products targeted primarily at urban customers, since May 2017. Mr. Duskin previously served on the boards of directors of Christopher & Banks Corporation (OTC: CBKC), a retail company, from June 2016 to April 2021, and The Wet Seal, Inc. (formerly NASDAQ: WTSL), a fashion retailer, from March 2006 to October 2012. Mr. Duskin also served on the boards of directors of Whitehall Jewelers, Inc. and Furniture.com Inc. Mr. Duskin holds a B.A. in Finance and Economics from the University of Massachusetts at Amherst.

We believe that Mr. Duskin will bring considerable business, financial services and retail investment expertise, having provided financial and investment banking services to a variety of public and private companies, as well as a shareholder mindset, as the beneficial owner of nearly 5% of the Common Stock.

Francis Ken Duane, age 64, is currently retired after having served in various positions for PVH Corp. (NYSE: PVH), one of the world’s largest fashion companies owning brands such as Tommy Hilfiger, Calvin Klein, Warner’s, Olga and True & Co., including as Vice Chairman, PVH Corp., from February 2018 to February 2021, Chief Executive Officer, Heritage Brands, from February 2013 to June 2020, Vice Chairman, Wholesale, from February 2001 to January 2013, and President, IZOD, from May 1998 to February 2001. Prior to that, Mr. Duane served as President, Worldwide for Guess?, Inc. (NYSE: GES), an American clothing brand and retailer, producing clothing for men and women, from 1996 to 1998; Executive Vice President, Sales for Nautica Enterprises, Inc. (formerly NASDAQ: NAUT), the public company division of State-O-Maine, Inc., from 1990 to 1998; Vice President, Sales & Marketing for Hugo Boss AG, one of the leading companies in the upper premium segment of the global apparel market, from 1986 to 1990; and National Sales Manager for Burberry Group plc, then a division of Cluett Peabody & Company, Inc., a former manufacturer of retail apparel, from 1981 to 1986.  Mr. Duane previously served on the Board of Governors of GS1 US, an information standards organization that brings industry communities together to solve supply chain problems through the adoption and implementation of GS1 Standards, the mostly widely used supply chain standards system in the world, from 2015 to 2019 and as a member of the board of directors of Ariat International, Inc., a leading manufacturer of innovative performance equestrian footwear, apparel and belts, from 2010 to 2012.  Mr. Duane received an Honorary Doctorate in Business Administration and Management and a BS in Finance and Marketing from Merrimack College.

We believe that Mr. Duane’s thirty-five year experience as a c-suite level executive in the fashion industry will make him a valuable addition to the Board.

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Pamela J. Edwards, age 59, has served as Chief Financial Officer and Executive Vice President of Citi Trends, Inc. (NASDAQ: CTRN), a retail clothing chain selling discounted products targeted primarily at urban customers, since January 2021, where she will serve until April 2022. Previously, Ms. Edwards held various roles at L Brands Inc. (n/k/a Bath & Body Works, Inc. (NYSE: BBWI)), one of the world’s leading specialty retailers, including as Chief Financial Officer and Executive Vice President of its Mast Global division from April 2017 to September 2020, Chief Financial Officer of its Victoria’s Secret division (n/k/a Victoria’s Secret & Co. (NYSE: VSCO)), from 2007 to April 2017, and Chief Financial Officer of its Express division (n/k/a Express, Inc. (NYSE: EXPR)) from 2005 to 2007. Prior to that, Ms. Edwards worked in various business and financial planning roles at Gap/Old Navy, Sears Roebuck and Kraft Foods. Ms. Edwards currently serves on the board of directors of Neiman Marcus Group, LLC, an American chain of luxury department stores, since September 2020, where she serves as Chair of the Audit Committee. Ms. Edwards was also named one of Savoy Magazine’s 2021 Most Influential Black Corporate Directors. Ms. Edwards received an M.B.A. from the Fuqua School of Business at Duke University and a B.S. in Finance from Florida A&M University.

We believe that Ms. Edwards’ extensive executive-level experience in finance, strategy and operations across a variety of retail brands and sectors will make her a valuable addition to the Board.

Stacy Hawkins, age 49, has served as Vice Dean of Rutgers Law School, the largest public law school in the Northeast, since July 2021, and has served as a Professor of Law at Rutgers since 2018, as well as an independent diversity and employment practices consultant, since 2007. Previously, Ms. Hawkins held various roles at Rutgers Law School, including as Associate Professor from 2015 to June 2018, Assistant Professor from 2012 to 2015, Visiting Assistant Professor from 2010 to 2012, and Adjunct Professor in 2010. Ms. Hawkins served as Director of Diversity at Ballard Spahr Andrews & Ingersoll, LLP, a national law firm, from 2006 to 2007; Senior Associate, at Holland & Knight LLP, an international law firm, from 2002 to 2006, as well as Co-Chair of the Corporate Diversity Counseling Group and Special Diversity Counsel for the firm from 2004 to 2006; and Labor & Employment Associate at Littler Mendelson, PC, a U.S.-based law firm that handles labor and employment litigation, from 2000 to 2002. In 2018, Ms. Hawkins received the AALS Derrick A. Bell Award, which is given to those junior faculty who exemplify a commitment to diversity and critical race theory in their teaching, scholarship and service. Ms. Hawkins received a J.D. from the Georgetown University Law Center and a B.A. in Rhetoric & Communication Studies from the University of Virginia.

We believe that Ms. Hawkins’ extensive experience as a diversity consultant across multiple sectors and vast legal expertise with respect to employment matters will provide valuable insight to the boardroom and will make her a valuable addition to the Board.

Jeffrey A. Kantor, age 63, has served as President of JAK Consulting, a consulting services firm focused on retail/wholesale business strategy, since September 2019. Prior to that, Mr. Kantor served in a variety of senior executive positions at Macy’s, Inc. (NYSE: M), an American department store chain, including most recently as Chief Merchandising Officer, from September 2017 to April 2019, as Chief Human Resources Officer, from February 2017 to September 2017, as Chief Stores Officer, from February 2015 to September 2017, as Chairman of Macy’s.com, from February 2012 to February 2015, and President of Macy’s.com, from August 2010 to February 2012. Prior to that, Mr. Kantor served in senior executive roles at Macy’s Furniture and later at Macy’s Home Store, from February 2006 to August 2010. From 2004 to 2006, Mr. Kantor served as Chief Executive Officer and President of the Hecht’s Company, a large chain of department stores. Mr. Kantor began his career at Filene’s, a division of The May Department Stores Company. Mr. Kantor has served on the board of directors of Ronald McDonald House New York, a children’s charity that provides temporary accommodation for medical patients, since February 2018. Mr. Kantor holds a Bachelor of Business Administration in Marketing and Finance from University of Massachusetts Amherst.

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We believe that Mr. Kantor’s almost 40 years of experience in the retail industry in a number of leadership roles, where he oversaw merchandising, planning, private label development, on-line, retail and stores, make him well qualified to serve on the Board.

Perry M. Mandarino, age 56, currently serves as Co-Head of Investment Banking, Head of Restructuring and Senior Managing Director of B. Riley Securities, Inc., a full-service investment bank and broker-dealer that provides corporate finance, sales, trading, and equity research to institutional clients and that is a subsidiary of B. Riley Financial, Inc. (NASDAQ: RILY), since February 2016. Previously, Mr. Mandarino served as Partner and U.S. Practice Leader of Business Recovery Services for PricewaterhouseCoopers LLP, a multinational professional services network of accounting firms, from 2009 to 2016; Senior Managing Director of Traxi LLC, a provider of value-enhancing solutions in crisis management, corporate restructuring, bankruptcy, turnarounds and investment banking, from 2002 to 2009; Chief Restructuring Officer of Hoop Holdings, LLC, a retail company in 2008; Managing Director of Berenson Minella & Company, Inc., a long-established merchant bank, from 2001 to 2002; and Partner in the Global Corporate Finance – Corporate Restructuring Group of Arthur Andersen LLP, a former American holding company that provided auditing, tax and consulting services to large corporations, from 1987 to 2000. Mr. Mandarino currently serves on the board of directors of bebe stores, inc. (OTCMKTS: BEBE), a women's retail brand that develops and produces a line of women's apparel, accessories, and perfume fragrances, since April 2019. Mr. Mandarino received his B.S. in Accounting and Business Management from Seton Hall University.

We believe that Mr. Mandarino’s 30-year career in corporate finance and significant retail and consumer industry expertise as well as his proven track record of advising stakeholders across a broad range of industries, including retail, distribution, communications, business services, manufacturing, healthcare, construction energy and real estate companies, among others, will make him a valuable addition to the Board.

Cynthia S. Murray, age 64, is the Founder and has served as Chief Executive Officer of Stanmore Partners, a senior leadership consultant to CEOs, private equity firms, and start-ups, since July 2018. From January 2017 to July 2018, she was the President of Full Beauty Brands, a plus size women’s and men’s apparel and home goods holding company. Prior to that, she was the President of Chico’s Brand, FAS, Inc. (NYSE: CHS), a women’s clothing chain, from February 2009 to September 2016. From 2004 to 2009, Ms. Murray served as the Executive Vice President and Chief Merchandise Officer of Stage Stores, Inc., a department store specializing in retail brand names in apparel, home, fragrance and shoes. She was also the Senior Vice President of Merchandising at Talbots, Inc., a specialty retailer for women’s apparel, from 1998 to 2004. Ms. Murray was also the Vice President of Saks Off Fifth, an off-price division of Saks Fifth Avenue, responsible for all women’s apparel, from 1997 to 1998. Ms. Murray served on the Board of Directors of Francesca’s Collections prior to its initial public offering, a specialty retailer offering women’s apparel, jewelry, shoes accessories and gift items, from 2008 to 2009. She currently serves on the Board of Trustees and was the Honorary Chair of the Naples Shelter for Women and Children. Additionally, she serves on the Board of Governors for the FSU School of Business and was inducted to the Florida State University College of Business Hall of Fame in 2014. She holds a B.S. in Business from the Florida State University.

We believe that Ms. Murray’s over 20 years of leadership experience as a c-suite executive in the retail and apparel space as well as her accomplished track record in business turnarounds, share growth and long term strategy make her a well-qualified addition to the Board.

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Kenneth D. Seipel, age 61, currently serves as the Principal of Retail Business Optimization LLC, a consulting firm helping retailers optimize their business model execution, since April 2017. Mr. Seipel also currently serves as Lead Independent Director of the board of directors of West Marine, Inc. (“West Marine”), the leading integrated, omni-channel provider of aftermarket products and services to the boating, fishing, sailing, and watersports markets in the U.S., since August 2021, and where he previously served as the Chief Executive Officer from January 2019 to August 2021. Mr. Seipel currently serves on the board of directors of Citi Trends, Inc. (NASDAQ: CTRN), a retail clothing chain selling discounted products targeted primarily at urban customers, since September 2019 and has served as the Chair of the Nominating and Corporate Governance Committee since March 2021. Previously, Mr. Seipel served as the Chief Executive Officer of Gabriel Brothers, Inc. (n/k/a Gabe’s), a value department store retailer, from 2013 to March 2017; President and Chief Operating Officer for Wet Seal, Inc. (n/k/a The Wet Seal, LLC), a fast fashion retailer, from 2011 to 2013; President and Chief Merchandise/Marketing Officer of Pamida Discount Stores LLC, a regional discount chain of department stores, from 2009 until 2011; Executive Vice President of Stores, Operations and Store Design for Old Navy, an American clothing and accessories retailing company owned by multinational corporation Gap, Inc. (NYSE: GPS), from 2003 to 2008; and VP Director of Stores and Operations for Shopko Stores, Inc., a former privately-held chain of retail stores, from 1998 to 2003. Mr. Seipel held various roles at Target Corporation (NYSE: TGT), a public retailing company and the second largest discount retailer in the United States, from 1992 to 1998. Prior to that, Mr. Seipel was the Buyer / General Merchandise Manager for J.C. Penney Company, Inc. (n/k/a Penney OpCo, LLC), a chain of department stores, from 1980 to 1992. Mr. Seipel received a B.A. in Business Management from the University of Wisconsin-Green Bay.

We believe that Mr. Seipel’s expertise in driving brands, value propositions, operational improvements and enhancing customer experiences, as well as his extensive experience as a senior level executive in the retail industry, including the discount apparel market and his strong track record helping grow privately held retail and Fortune 500 companies, will make him a valuable addition to the Board.

Craig M. Young, age 39, currently serves as Managing Principal for Tidewater Capital, LLC, a real estate private equity firm, since founding the company in 2013, and President for Chain of Lakes Capital, Inc., a venture investing platform, since 2011. Previously, Mr. Young served as Vice President, Investments for The JBG Companies, LLC (n/k/a JBG SMITH Properties) (NYSE: JBGS), a property investment company, from 2010 to 2013. Prior to that, Mr. Young served as an Acquisitions & Development Associate for Sembler Investments, a diversified real estate investment and development company, and Financial Analyst for Deutsche Bank AG (NYSE: DB), a German multinational investment bank and financial services company. Mr. Young received an M.B.A. from Harvard Business School and a B.A. in Business/Managerial Economics and American History from Brown University.

We believe that Mr. Young’s strong real estate investment background will bring a valuable skill set to the Board given the Company’s sizable real estate holdings.

Each of Ms. Edwards and Ms. Hawkins identifies as an African American woman. Macellum believes that the additions of Ms. Edwards and Ms. Hawkins to the Board would bring increased diversity to the Board.

The principal business address of Mr. Brokaw is 3555 Curtis Drive, P.O. Box 829, Teton Village, WY 83025. The principal business address of Mr. Duskin is 99 Hudson Street, 5th Floor, New York, NY 10013. The principal business address of Mr. Duane is 7936 Grand Bay Drive, Naples, FL 34108. The principal business address of Ms. Edwards is 14556 Avenue of the Rushes, Winter Garden, FL 34787. The principal business address of Ms. Hawkins is 217 N. Fifth Street, Camden, NJ 08102. The principal business address of Mr. Kantor is 32 Oak Lane, Hampton Bays, NY 11946. The principal business address of Mr. Mandarino is 299 Park Avenue, New York, NY 1017. The principal business address of Ms. Murray is 9959 Brassie Bend, Naples, FL 34108. The principal business address of Mr. Seipel is 1 East Broward, Fort Lauderdale, FL 33301.The principal business address of Mr. Young is 564 Market Street, San Francisco, CA 94941.

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As of the date hereof, none of the Nominees, except Messrs. Brokaw and Duskin, own beneficially or of record any shares of Common Stock and none of the Nominees, except Messrs. Brokaw and Duskin and Ms. Murray, have entered into any transactions in shares of the Common Stock during the past two years. Mr. Brokaw may be deemed to beneficially own 10,000 shares of Common Stock, consisting of (i) 5,000 shares of Common Stock held by a private limited liability company, over which he has sole voting and dispositive power and (ii) 5,000 shares of Common Stock that Mr. Brokaw directly beneficially owns. As the sole member of Macellum GP, Mr. Duskin may be deemed to beneficially own the 6,414,732 shares of Common Stock beneficially owned directly by Macellum Fund and Macellum Fund II. The shares of Common Stock purchased by Macellum Fund were purchased in the open market with working capital.

Each of the Nominees may be deemed to be a member of a “group” with Macellum for the purposes of Section 13(d)(3) of the Exchange Act, and accordingly, the group may be deemed to beneficially own the 6,414,732 shares of Common Stock beneficially owned in the aggregate by the Participants as of the date hereof. Each Participant disclaims beneficial ownership with respect to the shares of Common Stock reported owned in this Proxy Statement, except to the extent of its, his or her pecuniary interest therein. Each Participant may be deemed to have the power to vote and dispose of the shares of Common Stock disclosed herein that he or it directly beneficially owns or he or it may be deemed to beneficially own. For information regarding purchases and sales of securities of the Company during the past two (2) years by the Participants, see Schedule I.

Macellum believes that each Nominee presently is, and if elected as a director of the Company, each Nominee would qualify as, an “independent director” within the meaning of (i) applicable New York Stock Exchange (“NYSE”) listing standards applicable to board composition, (ii) Section 301 of the Sarbanes-Oxley Act of 2002 and (iii) the Company’s Corporate Governance Guidelines (as available on the Company’s website as of the date hereof). Notwithstanding the foregoing, Macellum acknowledges that no director of a NYSE listed company qualifies as “independent” under the NYSE listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, Macellum acknowledges that if any Nominee is elected, the determination of the Nominee’s independence under the NYSE listing standards ultimately rests with the judgment and discretion of the Board. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

On February 10, 2022, Macellum and the Nominees entered into a Group Agreement (the “Group Agreement”) in which, among other things, (a) they agreed, to the extent required by applicable law, to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company, (b) they agreed to solicit proxies or written consents for the election of the Nominees, or any other person(s) nominated by Macellum, to the Board at the 2022 Annual Meeting (the “Solicitation”), (c) they agreed to provide notice to Macellum’s legal counsel of all trading in the securities of the Company, and to not purchase, sell or otherwise acquire or dispose of any securities of the Company without the prior written consent of Macellum, and (d) Macellum agreed to bear all pre-approved expenses incurred in connection with Macellum’s activities.

On February 10, 2022, Macellum Fund entered into letter agreements (the “Indemnification Agreements”) with each of the Nominees, except Mr. Duskin, pursuant to which Macellum Fund agreed to indemnify such Nominees against claims arising from the Solicitation and any related transactions.

Each of the Nominees, except Mr. Duskin, has granted Mr. Duskin and Aaron Goldstein powers of attorney (the “POAs”) to execute certain SEC filings, if applicable, and other documents in connection with the Solicitation, including the Group Agreement.

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Other than as stated herein, and except for compensation received by Mr. Duskin as the sole member of Macellum GP, the general partner of Macellum Fund, there are no arrangements or understandings between or among any of the Participants or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the 2022 Annual Meeting. None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

If Macellum is successful in electing seven2 or more of the Nominees at the 2022 Annual Meeting, then a change of control of the Board may be deemed to have occurred under certain of the Company’s material contracts.  Based on a review of the Company’s material contracts and agreements, such a change of control may trigger certain change of control provisions or payments contained therein in the following of the Company’s material contracts and agreements: (i) the Credit Agreement, dated as of April 16, 2020, by and among the Company, certain of the Company’s subsidiaries named therein, Wells Fargo Bank, National Association, as agent, and the other lenders party therein (the “2020 Credit Agreement”), (ii) the Credit Agreement, dated as of October 22, 2021, by and among the Company, certain of the Company’s subsidiaries named therein, Wells Fargo Bank, National Association, as agent, and the other lenders party therein (the “2021 Credit Agreement”), (iii) the Indenture, dated as of December 1, 1995, between the Company and The Bank of New York, and each of the supplemental indentures related thereto (collectively, together with the 2020 Credit Agreement and the 2021 Credit Agreement, the “Debt Documents”), (iv) the Warrant to Purchase Common Stock, dated as of April 18, 2019, between the Company and Amazon.com NV Investment Holdings LLC (the “Warrant”), (v) certain employment and executive compensation agreements between the Company and its named executive officers and certain key employees (collectively, the “Compensation Agreements”), and (vi) certain of the Company’s equity plans, including the 1997 Stock Option Plan for Outside Directors, 2003 Long-Term Compensation Plan, amended and restated effective as of August 12, 2008, Deferred Compensation Plan, effective as of January 1, 2005, the 2010 Long Term Incentive Plan, approved May 13, 2020 and the 2017 Long-Term Compensation Plan Compensation Incentive Plan, approved May 10, 2017 (together with the Debt Documents, the Warrant and the Compensation Agreements, the “Material Agreements”). Macellum Fund further understands that triggering the Change in Control Provisions in certain of the Debt Documents may require that the Company make an irrevocable repurchase offer at 101% of the aggregate principal amount of its outstanding notes plus any accrued and unpaid interest if the change of control is accompanied by a “below investment grade rating event” (as such term is used in the Debt Documents), which could subsequently trigger the repayment of the Credit Agreement.

Macellum Fund has requested that the Board, under its discretionary authority pursuant to the Material Agreements, facilitates the exercise of the shareholder franchise by certifying the Nominees as “continuing directors” or approving of the Nominees’ nomination for purposes of the Material Agreements prior to the 2022 Annual Meeting. The Company has not yet responded to this request.

2 In addition, a “Change of Control” may be considered to have occurred under certain of the Material Agreements if six (6) or more of the Nominees are elected as directors at the 2022 Annual Meeting without such Nominees being “approved” by the current Board in advance of such election.

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Macellum Fund reserves the right to nominate additional person(s), to the extent this is not prohibited under Kohl’s organizational documents and applicable law, if Kohl’s increases the size of the Board above its existing size or decreases the number of directors whose terms expire at the 2022 Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to our position that any attempt to increase the size of the current Board or to classify the Board constitutes an unlawful manipulation of Kohl’s corporate machinery.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF THE NOMINEES ON THE ENCLOSED WHITE PROXY CARD

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PROPOSAL NO. 2

ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As discussed in further detail in the Company’s proxy statement, the Company is asking shareholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as described under “Compensation Discussion & Analysis” in the Company’s proxy statement and the related executive compensation tables, notes and narrative. Accordingly, the Company is asking shareholders to vote for the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion.”

As discussed in the Company’s proxy statement, while the vote on the executive compensation resolution is non-binding, the Compensation Committee and the Board value the opinions expressed by Kohl’s shareholders and the Compensation Committee’s charter specifically states that the Committee will review all “say-on-pay” voting results and consider whether to make any adjustments to the Company’s executive compensation policies and practices in response to those results.

As also discussed above in “Reasons for the Solicitation”, we believe that the Board has approved a poorly designed executive compensation program that insufficiently ties rewards to performance and are therefore recommending that shareholders vote AGAINST this proposal.

In 2010, Kohl’s top 5 executives earned a healthy $21 million in total compensation, at a time when sales were $18.4 billion and operating income was $2.1 billion. Fast-forward to 2019, when sales had increased slightly, to just under $19 billion, but operating income had declined by ~42%, to $1.2 billion. While one may think that such weak results should justify lower executive pay, compensation for the top 5 executives instead increased to $30 million in 2019.

This lack of alignment continues – as discussed in the Company’s 2021 proxy statement, despite the COVID-19 pandemic, store closings and the rampant furlough of employees, the total summary compensation table (SCT) pay for Ms. Gass as CEO in 2020 was the highest of her tenure, increasing from $8.98 mm in 2019 to $12.86 mm in 2020—an incredible increase of ~43%. In fact, the pay ratio between Ms. Gass and the median employee increased to 1,098:1 in 2020 from 923:1 in 2019. Based on the Company's 2022 proxy statement, this trend is only continuing, as Ms. Gass’ annual total compensation for fiscal 2021 was $12,924,834 and the pay ratio between Ms. Gass and the median employee was 1,084:1.

This seems to be made possible by an arrangement, approved by a Board that sets the bar increasingly lower by paying executives target bonuses for achieving worse sales results than in prior years. In both 2017 and 2018 the long term incentive plan (LTIP) goals set by the Board for fiscal years 2017 through 2019 implied that executives could receive target bonuses (100% of target level) with lower average annual sales and lower average annual adjusted net.

The Company’s 2020 proxy statement discloses that the Compensation Committee retroactively modified the calculation of the LTIP goals set by the Board in 2018 for fiscal years 2018-2020 by moving from a three-year cumulative measurement period to a three-year average measurement period. By making these adjustments, Kohl’s management was able to “meet” their financial goals and receive a payout of ~83.5%, when under the original LTIP goals and methodology set by the Board in 2018, management would not have received a payout. Even before the Compensation Committee made these changes, we believe the 2018 LTIP was problematic, as they implied that executives could receive 100% of their performance-vesting restricted stock units with average annual sales and average annual adjusted net income 0.9% and 9.3% below fiscal year 2017, respectively. Even with the bar exceedingly low, management failed to meet these targets.

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We believe the Board must be held accountable for constructing a compensation plan which has systematically provided compensation rewards for failure to grow sales and increasingly lower targets.

FOR THESE REASONS, AMONG OTHERS, WE RECOMMEND A VOTE “AGAINST” THE APPROVAL OF THE NON-BINDING ADVISORY REOLUTION ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AND INTEND TO VOTE OUR SHARES “AGAINST” THE APPROVAL OF THE NON-BINDING ADVISORY REOLUTION ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Company has proposed that the shareholders ratify the Audit Committee’s appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2023. Additional information regarding this proposal is contained in the Company’s proxy statement.

WE MAKE NO RECOMMENATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR ITS FISCAL YEAR ENDING JANUARY 28, 2023 AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

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VOTING AND PROXY PROCEDURES

Shareholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the 2022 Annual Meeting. Only shareholders of record on the Record Date will be entitled to notice of and to vote at the 2022 Annual Meeting. Shareholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Shareholders of record on the Record Date will retain their voting rights in connection with the 2022 Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, Macellum believes that the only outstanding class of securities of the Company entitled to vote at the 2022 Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed WHITE proxy cards will be voted at the 2022 Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, AGAINST the approval, by advisory vote, of the compensation of the Company’s named executive officers, FOR the ratification of Ernst & Young as the Company’s as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2023 and in the discretion of the persons named as proxies on all other matters as may properly come before the 2022 Annual Meeting, as described herein.

According to the Company’s proxy statement for the 2022 Annual Meeting, the current Board intends to nominate thirteen candidates for election at the 2022 Annual Meeting, including Margaret Jenkins and Thomas Kingsbury, two nominees we proposed last year and who were added to the Board. This Proxy Statement is soliciting proxies to elect only the Nominees. Accordingly, the enclosed WHITE proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees. The Participants intend to vote the Macellum Group Shares in favor of the Nominees. Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. In the event that some of the Nominees are elected, there can be no assurance that the Company nominee(s) who get the most votes and are elected to the Board will choose to serve as on the Board with the Nominees who are elected. Macellum supports the re-election of Ms. Jenkins and Mr. Kingsbury who have been re-nominated for election by the Company. Accordingly, Macellum intends on having a representative attend the 2022 Annual Meeting in person virtually and undertake certain other measures, including obtaining legal proxies, in order to vote all Macellum Group Shares FOR the Nominees on the WHITE proxy card and FOR Ms. Jenkins and Mr. Kingsbury on the Company’s Blue proxy card.

VIRTUAL MEETING

The Company has disclosed that the 2022 Annual Meeting will be held exclusively online via a live interactive webcast on the internet. You will not be able to attend the 2022 Annual Meeting in person at a physical location. You are entitled to participate in the 2022 Annual Meeting if you are a shareholder of record as of the close of business on the Record Date or hold a legal proxy for the meeting provided by your broker, bank or other nominee.

To participate in the virtual 2022 Annual Meeting, you will need to pre-register in advance. According to the Company’s proxy statement, in order to attend the 2022 Annual Meeting virtually, you must pre-register by visiting www.cesonlineservices.com/kss22_vm and following the instructions to complete your registration. In order to virtually attend the 2022 Annual Meeting, you must pre-register by 8:00 a.m. Central Time on May 10, 2022.

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According to the Company’s proxy statement, shareholders of record and/or their designated representatives will need their Blue proxy card containing their control number available and should follow the instructions thereon to complete their registration request.

According to the Company’s proxy statement, if you are the beneficial owner of shares (that is, your shares are held in “street name” through a bank, broker, or other nominee) as of the record date, you will need to have your voting instructions form or other communication containing your control number available and should follow the instructions thereon to complete your registration request.

According to the Company’s proxy statement, after registering, shareholders will receive a confirmation email with a link and instructions for accessing the 2022 Annual Meeting.

We encourage you to access the meeting site prior to the start time to allow ample time to log into the meeting webcast and test your computer system.

Whether or not you plan to attend the 2022 Annual Meeting, we urge you to sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the WHITE proxy card. Additional information and our proxy materials can also be found at www.KeepKohlsAccountable.com. If you have any difficulty following the registration process, please email info@saratogaproxy.com.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the 2022 Annual Meeting, the presence, in person virtually or by proxy, of the holders of a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote at the meeting will constitute a quorum for the transaction of business.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the 2022 Annual Meeting on any of the proposals.

If you are a shareholder of record, you must deliver your vote by mail or attend the 2022 Annual Meeting virtually and vote in order to be counted in the determination of a quorum.

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VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a plurality vote standard for contested director elections and majority vote standard for uncontested director elections. In a contested election, the thirteen nominees receiving the highest number of affirmative votes will be elected as directors of the Company. If you abstain from voting on any of the nominees, your shares will be counted for purposes of determining whether there is a quorum, but will have no effect on the election of those nominees. Proxy cards specifying that votes should be withheld with respect to one (1) or more nominees will result in those nominees receiving fewer votes but will not count as votes against the nominees. Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Advisory Resolution to Approve Executive Compensation ─ According to the Company’s proxy statement, although the vote is non-binding, assuming that a quorum is present, the advisory vote on the Company’s named executive officers’ compensation will be approved if the number of votes cast “FOR” approval of such advisory resolution by holders entitled to vote exceeds the number of votes cast opposing the approval of the advisory resolution. Therefore, broker non-votes and abstentions will have no direct effect on the outcome of this proposal.

Ratification of Appointment of Accountants ─ According to the Company’s proxy statement, assuming that a quorum is present, the selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2023 will be deemed to have been ratified if the number of votes cast “FOR” ratification of the appointment by holders entitled to vote exceeds the number of votes cast opposing the ratification of the appointment. Therefore, broker non-votes and abstentions will have no direct effect on the outcome of this proposal.

If you sign and submit your WHITE proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Macellum’s recommendations specified herein and in accordance with the discretion of the persons named on the WHITE proxy card with respect to any other matters that may be voted upon at the 2022 Annual Meeting.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the 2022 Annual Meeting and voting virtually (although attendance at the 2022 Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Macellum in care of Saratoga at the address set forth on the back cover of this Proxy Statement or to the Company at N56 W17000 Ridgewood Drive, Menomonee Falls, WI 53051 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Macellum in care of Saratoga at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, Saratoga may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

34

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Macellum. Proxies may be solicited by mail, facsimile, telephone, electronic mail, in person and by advertisements. Solicitations may also be made by certain of the respective directors, officers, members and employees of Macellum, none of whom will, except as described elsewhere in this Proxy Statement, receive additional compensation for such solicitation. The Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for acting as director nominees.

We have retained Saratoga for solicitation and advisory services in connection with solicitations relating to the 2022 Annual Meeting. Saratoga will receive up to $200,000, applicable toward the final fee to be mutually agreed upon by Macellum and Saratoga and reimbursement of reasonable out-of-pocket expenses for its services to Macellum in connection with the Solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of common stock held as of the record date for the 2022 Annual Meeting. Macellum will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, directors, officers, members and certain other employees of Macellum may solicit proxies as part of their duties in the normal course of their employment without any additional compensation. It is anticipated that Saratoga will employ approximately 25 persons to solicit shareholders for the 2022 Annual Meeting.

Macellum will pay all costs of the Solicitation. Macellum may seek reimbursement from the Company of all expenses it incurs in connection with the Solicitation but does not intend to submit the question of such reimbursement to a vote of shareholders of the Company. The expenses incurred by Macellum to date in furtherance of, or in connection with, the Solicitation is approximately $200,000. Macellum anticipates that its total expenses will be approximately $1,000,000. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any the solicitation.

ADDITIONAL PARTICIPANT INFORMATION

The principal business of Macellum Fund and Macellum Fund II is investing in securities. The principal business of Macellum Advisors is serving as the investment manager for each of Macellum Fund and Macellum Fund II. The principal business of Macellum GP is serving as the general partner of Macellum Fund, Macellum Fund II and Macellum Advisors. The principal business of Mr. Duskin is as set forth elsewhere in this Proxy Statement.

The address of the principal office of each of the members of Macellum is 99 Hudson Street, 5th Floor, New York, NY 10013.

As of the date hereof, Macellum Fund directly beneficially owns 216,204 Shares, including 1,000 shares in record name. As of the date hereof, Macellum Fund II directly beneficially owns 6,188,528 Shares. As the investment manager of Macellum Fund and Macellum Fund II, Macellum Advisors may be deemed to beneficially own the 216,204 Shares beneficially directly owned by Macellum Fund and 6,188,528 Shares beneficially owned directly by Macellum Fund II. As the general partner of Macellum Fund, Macellum Fund II and Macellum Advisors, Macellum GP may be deemed to beneficially own the 216,204 Shares beneficially owned directly by Macellum Fund and 6,188,528 Shares beneficially owned directly by Macellum Fund II. As the sole member of Macellum GP, Mr. Duskin may be deemed to beneficially own the 216,204 Shares beneficially owned directly by Macellum Fund and 6,188,528 Shares beneficially owned directly by Macellum Fund II. Macellum Fund II has purchased European style over-the-counter cash-settled call options with a $40 strike price that are exercisable at maturity on July 15, 2022 referencing, as of March 18, 2022, 1,312,000 shares of Common Stock. These options can only be settled in cash and not shares of Common Stock. Macellum Fund II has purchased European style over-the-counter cash-settled call options with a $50 strike price that are exercisable at maturity on October 21, 2022 referencing, as of March 18, 2022, 1,855,670 shares of Common Stock. These options can only be settled in cash and not shares of Common Stock. As of the date hereof, Mr. Brokaw beneficially owns 10,000 shares of Common Stock.

35

The shares of Common Stock purchased by each of Macellum Fund, Macellum Fund II were purchased with working capital. From time to time, each of Macellum Fund and Macellum Fund II may effect purchases of securities primarily through margin accounts maintained for them with prime brokers, which may extend margin credit to them as and when required to open or carry positions in the margin accounts, subject to applicable federal margin regulations, stock exchange rules and the prime brokers’ credit policies. In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the accounts. Since other securities are held in such margin accounts in addition to the shares of Common Stock, it may not possible to determine the amounts, if any, of margin used to purchase the shares of Common Stock held by such Participants at any one time. Nevertheless, to the best of Macellum’s knowledge, as of the date hereof, no shares of Common Stock held by any Participants were acquired on margin. In addition, each of Macellum Fund and Macellum Fund II intend to move all shares of Common Stock held by such Participant to a non-margin account prior to the commencement of any solicitation in connection with the 2022 Annual Meeting.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten (10) years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise, at the 2022 Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as disclosed herein, with respect to each of the Nominees, (a) none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act (“Regulation S-K”) occurred during the past ten years, (b) there are no relationships involving any Nominee or any of Nominee’s associates that would have required disclosure under Item 407(e)(4) of Regulation S- K had such Nominee been a director of the Company, and (c) none of the Nominees nor any of their associates has received any fees earned or paid in cash, stock awards, option awards, non-equity incentive plan compensation, changes in pension value or nonqualified deferred compensation earnings or any other compensation from the Company during the Company’s last completed fiscal year, or was subject to any other compensation arrangement described in Item 402 of Regulation S-K.

36

OTHER MATTERS AND ADDITIONAL INFORMATION

Macellum is unaware of any other matters to be considered at the 2022 Annual Meeting. However, should other matters, which Macellum is not aware of at a reasonable time before this solicitation, be brought before the 2022 Annual Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, Saratoga, at the address set forth on the back cover of this Proxy Statement, or call toll free at (888) 368-0379. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to the knowledge of Macellum.

This Proxy Statement is dated March 18, 2022. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to shareholders shall not create any implication to the contrary.

SHAREHOLDER PROPOSALS

According to the Company’s proxy statement, in order for a shareholder to have its proposal included in the Company’s proxy statement and listed on the Company’s proxy card for the 2023 Annual Meeting of Shareholders, the Company must receive your proposal by November 21, 2022. You may submit your proposal in writing to: Corporate Secretary, Attention: Legal, Kohl’s Corporation, N56 W17000 Ridgewood Drive, Menomonee Falls, WI 53051.

According to the Company’s proxy statement, if you decide to conduct your own proxy solicitation, a shareholder must provide the Company with written notice of its intent to present a proposal or nominate directors at the 2023 Annual Meeting of Shareholders no earlier than January 11, 2023 and no later than February 10, 2023.

37

CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE 2022 ANNUAL MEETING BASED ON RELIANCE ON RULE 14A-5(C). THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE OF THE COMPANY’S DIRECTORS, RELATED PERSON TRANSACTIONS AND GENERAL INFORMATION CONCERNING THE COMPANY’S ADMINISTRATION AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements

________________

Your vote is important.  No matter how many or how few shares you own, please vote to elect the Nominees by marking, signing, dating and mailing the enclosed WHITE proxy card promptly.

Dated: March 18, 2022

MACELLUM BADGER FUND, LP

38

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY

DURING THE PAST TWO YEARS

Nature of Transaction	Amount of Securities Purchased/(Sold)	Date of Transaction

Macellum BADGER Fund, LP

Purchase of Common Stock	1,000	12/01/2020
Purchase of Common Stock	4,973	12/18/2020
Purchase of Common Stock	5,317	12/21/2020
Purchase of Common Stock	11,075	12/22/2020
Purchase of Common Stock	5,767	12/23/2020
Purchase of Common Stock	4,313	12/24/2020
Purchase of Common Stock	8,463	12/28/2020
Purchase of Common Stock	8,856	12/29/2020
Purchase of Common Stock	6,862	12/30/2020
Purchase of Common Stock	5,049	12/31/2020
Purchase of Common Stock	10,756	01/04/2021
Purchase of Common Stock	7,901	01/05/2021
Purchase of Common Stock	4,957	01/06/2021
Purchase of Common Stock	7,167	01/07/2021
Purchase of Common Stock	10,213	01/08/2021
Purchase of Common Stock	10,500	01/11/2021
Purchase of Common Stock	30,000	01/12/2021
Purchase of Common Stock	23,500	01/13/2021
Purchase of Common Stock	13,500	01/14/2021
Purchase of Common Stock	3,900	01/20/2021
Purchase of Common Stock	5,000	01/21/2021
Purchase of Common Stock	4,400	01/22/2021
Purchase of Common Stock	9,000	01/27/2021
Purchase of Common Stock	1,142	01/29/2021
Purchase of Common Stock	4,600	02/03/2021
Purchase of Common Stock	5,200	02/04/2021
Purchase of Common Stock	3,800	02/05/2021
Purchase of July 16, 2021 Call Options ($37.50 Strike Price)[1]	14,100	02/16/2021
Purchase of July 16, 2021 Call Options ($37.50 Strike Price)[1]	14,100	02/17/2021
Purchase of July 16, 2021 Call Options ($37.50 Strike Price)[1]	14,100	02/18/2021
Purchase of July 16, 2021 Call Options ($37.50 Strike Price)[1]	14,100	02/19/2021
Purchase of Common Stock	10,406	03/18/2021
Sale of July 16, 2021 Call Options ($37.50 Strike Price)[1]	(28,200)	03/18/2021
Purchase of October 15, 2021 Call Options ($85.00 Strike Price)[1]	16,900	03/18/2021
Purchase of Common Stock	9,701	03/22/2021
Sale of July 16, 2021 Call Options ($37.50 Strike Price)[1]	(28,200)	03/22/2021
Purchase of October 15, 2021 Call Options ($85.00 Strike Price)[1]	18,000	03/22/2021
Purchase of October 15, 2021 Call Options ($62.50 Strike Price)[1]	8,100	04/14/2021
Sale of October 15, 2021 Call Options ($85.00 Strike Price)[1]	(34,900)	04/14/2021
Sale of Common Stock	(2,000)	08/18/2021
Sale of Common Stock	(2,370)	08/25/2021
Sale of October 15, 2021 Call Options ($62.50 Strike Price)[1]	(1,400)	09/09/2021
Sale of October 15, 2021 Call Options ($62.50 Strike Price)[1]	(6,700)	09/27/2021
Sale of Common Stock	(8,372)	12/28/2021
Sale of Common Stock	(8,372)	12/29/2021

I-1

Macellum BADGER FUND II, LP

Purchase of Common Stock	121,303	12/18/2020
Purchase of Common Stock	129,683	12/21/2020
Purchase of Common Stock	271,350	12/22/2020
Purchase of Common Stock	141,316	12/23/2020
Purchase of Common Stock	105,687	12/24/2020
Purchase of Common Stock	207,372	12/28/2020
Purchase of Common Stock	216,994	12/29/2020
Purchase of Common Stock	168,138	12/30/2020
Purchase of Common Stock	123,711	12/31/2020
Purchase of Common Stock	259,244	01/04/2021
Purchase of Common Stock	185,150	01/05/2021
Purchase of Common Stock	116,148	01/06/2021
Purchase of Common Stock	167,940	01/07/2021
Purchase of Common Stock	1,185,000	02/16/2021
Purchase of July 16, 2021 Call Options ($37.50 Strike Price)[1]	485,900	02/16/2021
Purchase of Common Stock	1,185,000	02/17/2021
Purchase of July 16, 2021 Call Options ($37.50 Strike Price)[1]	485,900	02/17/2021
Purchase of Common Stock	1,185,000	02/18/2021
Purchase of July 16, 2021 Call Options ($37.50 Strike Price)[1]	485,900	02/18/2021
Purchase of Common Stock	730,485	02/19/2021
Purchase of July 16, 2021 Call Options ($37.50 Strike Price)[1]	485,900	02/19/2021
Purchase of Common Stock	358,594	03/18/2021
Sale of July 16, 2021 Call Options ($37.50 Strike Price)[1]	(971,800)	03/18/2021
Purchase of October 15, 2021 Call Options ($85.00 Strike Price)[1]	583,100	03/18/2021
Purchase of Common Stock	334,299	03/22/2021
Sale of July 16, 2021 Call Options ($37.50 Strike Price)[1]	(971,800)	03/22/2021
Purchase of October 15, 2021 Call Options ($85.00 Strike Price)[1]	622,000	03/22/2021
Purchase of October 15, 2021 Call Options ($62.50 Strike Price)[1]	281,900	04/14/2021
Sale of October 15, 2021 Call Options ($85.00 Strike Price)[1]	(1,205,100)	04/14/2021
Sale of Common Stock	(69,000)	08/18/2021
Sale of Common Stock	(81,630)	08/25/2021
Sale of October 15, 2021 Call Options ($62.50 Strike Price)[1]	(48,600)	09/09/2021
Purchase of Common Stock	240,000	09/27/2021
Sale of October 15, 2021 Call Options ($62.50 Strike Price)[1]	(233,300)	09/27/2021
Sale of Common Stock	(271,628)	12/28/2021
Sale of Common Stock	(271,628)	12/29/2021
Purchase of July 15, 2022 Call Options ($40.00 Strike Price)[2]	589,041	01/12/2022
Purchase of July 15, 2022 Call Options ($40.00 Strike Price)[2]	555,263	01/13/2022
Purchase of July 15, 2022 Call Options ($40.00 Strike Price)[2]	581,081	01/14/2022
Purchase of July 15, 2022 Call Options ($40.00 Strike Price)[2]	861,111	01/21/2022
Sale of July 15, 2022 Call Options ($40.00 Strike Price)[2]	(646,624)	01/24/2022
Sale of July 15, 2022 Call Options ($40.00 Strike Price)[2]	(638,298)	01/25/2022
Sale of July 15, 2022 Call Options ($40.00 Strike Price)[2]	(210,490)	01/26/2022
Sale of July 15, 2022 Call Options ($40.00 Strike Price)[2]	(5,745)	01/27/2022
Sale of July 15, 2022 Call Options ($40.00 Strike Price)[2]	(115,808)	01/28/2022

Purchase of July 15, 2022 Call Options ($40.00 Strike Price)[2]	342,469	02/23/2022
Sale of Common Stock	(400,000)	03/02/2022
Purchase of October 21, 2022 Call Options ($50.00 Strike Price)[2]	555,556	03/02/2022
Purchase of October 21, 2022 Call Options ($50.00 Strike Price)[2]	588,910	03/03/2022
Purchase of October 21, 2022 Call Options ($50.00 Strike Price)[2]	377,108	03/04/2022
Purchase of October 21, 2022 Call Options ($50.00 Strike Price)[2]	316,667	03/08/2022
Sale of Common Stock	(20,000)	03/11/2022
Purchase of October 21, 2022 Call Options ($50.00 Strike Price)[2]	17,429	03/16/2022
Sale of Common Stock	(130,000)	03/18/2022

I-2

CYNTHIA S. MURRAY

Purchase of Common Stock	100	04/06/2021
Sale of Common Stock	(100)	06/09/2021

GEORGE R. BROKAW

Purchase of Common Stock	5,000[3]	03/14/2022
Purchase of Common Stock	5,000	03/15/2022

1 Represents shares of Common Stock underlying American-style call options purchased/sold in the listed market.

2 Represents shares of Common Stock underlying European-style call options purchased/sold in the over-the-counter market, which can only be settled in cash and not shares of Common Stock.

3 Represents shares of Common Stock held by a private limited liability company, over which Mr. Brokaw has sole voting and dispositive power.

I-3

SCHEDULE II

The following table is reprinted from the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 17, 2022.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of March 16, 2022 (unless otherwise noted) by:

•	each of our Directors and nominees;
•	each of our named executive officers;
•	all of our executive officers, Directors and nominees as a group; and
•	each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Indicated options are all exercisable and restricted stock units vest within sixty days of March 16, 2022.

Name of Beneficial Owner	Amount Beneficially Owned		Percent of Class
Michael J. Bender	13,011	(1)	*
Peter Boneparth	38,189	(2)	*
Yael Cosset	15,269	(3)	*
Christine Day	2,266	(4)	*
H. Charles Floyd	16,398	(5)	*
Margaret L. Jenkins	2,266	(6)	*
Thomas A. Kingsbury	2,266	(7)	*
Robbin Mitchell	4,287	(8)	*
Jonas Prising	46,935	(9)	*
John E. Schlifske	40,032	(10)	*
Adrianne Shapira	19,753	(11)	*
Frank V. Sica	36,906	(12)	*
Stephanie A. Streeter	38,637	(13)	*
Michelle Gass	602,345	(14)	*
Jill Timm	120,616	(15)	*
Doug Howe	107,302	(16)	*
Paul Gaffney	78,269	(17)	*
Greg Revelle	153,095	(18)	*
All Directors and executive officers as a group (20 persons)	1,536,679	(19)	*
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	14,073,874	(20)	10.81%
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	13,533,142	(21)	10.4%
JPMorgan Chase & Co. 383 Madison Avenue New York, NY 10179	7,491,863	(22)	5.76%

II-1

_______________

*	Less than 1%.
(1)	Includes 2,266 unvested restricted stock awards.
(2)	Includes 2,447 unvested restricted stock awards.
(3)	Includes 2,266 unvested restricted stock awards.
(4)	Includes 2,266 unvested restricted stock awards.
(5)	Includes 2,266 unvested restricted stock awards.
(6)	Includes 2,266 unvested restricted stock awards.
(7)	Includes 2,266 unvested restricted stock awards.
(8)	Includes 2,266 unvested restricted stock awards.
(9)	Includes 2,628 unvested restricted stock awards.
(10)	Includes 2,266 unvested restricted stock awards and 3,969 shares represented by stock options.
(11)	Includes 2,266 unvested restricted stock awards.
(12)	Includes 5,891 unvested restricted stock awards.
(13)	Includes 2,718 unvested restricted stock awards and 3,969 shares represented by stock options.
(14)	Includes 163,002 unvested restricted stock awards and 50,208 unvested restricted stock units and 718 shares that may be acquired upon vesting of restricted stock units in lieu of dividends.
(15)	Includes 75,563 unvested restricted stock awards and 8,657 unvested restricted stock units and 124 shares that may be acquired upon vesting of restricted stock units in lieu of dividends.
(16)	Includes 38,885 unvested restricted stock awards and 12,119 unvested restricted stock units and 173 shares that may be acquired upon vesting of restricted stock units in lieu of dividends.
(17)	Includes 37,100 unvested restricted stock awards and 8,657 unvested restricted stock units and 124 shares that may be acquired upon vesting of restricted stock units in lieu of dividends.
(18)	Includes 50,105 unvested restricted stock awards and 8,657 unvested restricted stock units and 124 shares that may be acquired upon vesting of restricted stock units in lieu of dividends.
(19)	Includes 513,686 unvested restricted stock awards and 105,612 unvested restricted stock units and 7,938 shares represented by stock options and 1,511 shares that may be acquired upon vesting of restricted stock units in lieu of dividends.
II-2

(20)	According to the amended Schedule 13G filed January 10, 2022 by The Vanguard Group (“Vanguard”), Vanguard and certain affiliated entities were the beneficial owner of 14,073,874 shares of Kohl’s common stock as of December 31, 2021. The filing indicates that Vanguard and certain affiliated entities have sole dispositive power with respect to 13,854,521 shares, shared voting power with respect to 91,504 shares and shared dispositive power with respect to 219,353 shares.
(21)	According to the amended Schedule 13G filed February 1, 2022 by Blackrock, Inc. (“Blackrock”), Blackrock and certain affiliated entities were the beneficial owner of 13,533,142 shares of Kohl’s common stock as of December 31, 2021. The filing indicates that Blackrock and certain affiliated entities have sole voting power with respect to 12,819,304 shares and sole dispositive power with respect to 13,533,142 shares.
(22)	According to the Schedule 13G filed January 24, 2022 by JPMorgan Chase & Co. (“JP Morgan”), JP Morgan and certain affiliated entities were the beneficial owner of 7,491,863 shares of Kohl’s common stock as of December 31, 2021. The filing indicates that JP Morgan and certain affiliated entities have sole voting power with respect to 7,355,744 shares and sole dispositive power with respect to 7,467,348 and shared dispositive power with respect to 6,168 shares.

II-3

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give Macellum your proxy “FOR” the election of the Nominees and in accordance with Macellum’s recommendations on the other proposals on the agenda for the 2022 Annual Meeting by taking these three steps:

•	SIGNING the enclosed WHITE proxy card;
•	DATING the enclosed WHITE proxy card; and
•	MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

You may vote your shares virtually at the 2022 Annual Meeting, however, even if you plan to attend the 2022 Annual Meeting virtually, we recommend that you submit your WHITE proxy card by mail by the applicable deadline so that your vote will still be counted if you later decide not to attend the 2022 Annual Meeting. If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Saratoga at the address set forth below.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of Macellum’s proxy materials,

please contact:

Shareholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

WHITE PROXY CARD

KOHL’S CORPORATION

2022 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF MACELLUM BADGER, LP AND THE OTHER PARTICIPANTS IN ITS PROXY SOLICITATION

THE BOARD OF DIRECTORS OF KOHL’S CORPORATION
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Jonathan Duskin and John Ferguson, and each of them, attorneys and agents with full power of substitution to vote all shares of Common Stock of Kohl’s Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the 2022 Annual Meeting of Shareholders of the Company scheduled to be held virtually online via a live webcast, on May 11, 2022, beginning at 8:00 a.m., Central Time (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “2022 Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the 2022 Annual Meeting that are unknown Macellum Badger Fund, LP (“Macellum Fund”) a reasonable time before this solicitation, each of whom are deemed participants in this solicitation.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN PROPOSAL 1, “AGAINST” PROPOSAL 2 AND “FOR” PROPOSAL 3.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse and the completion of the 2022 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting

This Proxy Statement and our WHITE proxy card are available at

www.KeepKohlsAccountable.com

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

WHITE PROXY CARD

[X] Please mark vote as in this example

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN PROPOSAL 1, “AGAINST” PROPOSAL 2 AND “FOR” PROPOSAL 3. MACELLUM FUND STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR ALL NOMINEES” LISTED BELOW IN PROPOSAL 1, “AGAINST” PROPOSAL 2 AND MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 3.

1.	Macellum Fund’s proposal to elect George R. Brokaw, Jonathan Duskin, Francis Ken Duane, Pamela J. Edwards, Stacy Hawkins, Jeffrey A. Kantor, Perry M. Mandarino, Cynthia S. Murray, Kenneth D. Seipel and Craig M. Young to the Board to serve as directors with a term expiring at the 2023 annual meeting of shareholders and until their respective successors are duly elected and qualified.
		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	George R. Brokaw Jonathan Duskin Francis Ken Duane Pamela J. Edwards Stacy Hawkins Jeffrey A. Kantor Perry M. Mandarino Cynthia S. Murray Kenneth D. Seipel Craig M. Young	☐	☐	☐ ________________ ________________ ________________ ________________ ________________ ________________ ________________ ________________ ________________

MACELLUM FUND INTENDS TO USE THIS PROXY TO VOTE “FOR” GEORGE R. BROKAW, JONATHAN DUSKIN, FRANCIS KEN DUANE, PAMELA J. EDWARDS, STACY HAWKINS, JEFFREY A. KANTOR, PERRY M. MANDARINO, CYNTHIA S. MURRAY, KENNETH D. SEIPEL AND CRAIG M. YOUNG.

This Proxy Statement is only soliciting proxies to elect Macellum Fund’s ten nominees. Accordingly, the enclosed WHITE proxy card does not confer voting power with respect to any of the Company’s director nominees. The names, backgrounds and qualification of the Company’s nominees and other information about them, can be found in the Company’s proxy statement. There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if the Nominees are elected.

NOTE: If you do not wish for your shares to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line(s) above. Your shares will be voted for the remaining nominee(s).

WHITE PROXY CARD

2.	The Company’s proposal to approve, by advisory vote, the compensation of the Company’s named executive officers.
☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	The Company’s proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2023.
☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.